SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ PreliminaryProxy Statement	☐ Confidential,For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ DefinitiveProxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

VIISAGE TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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November 21, 2005

Dear Stockholder:

I am pleased to report that the management and directors of Viisage Technology, Inc. have agreed to a $100 million dollar investment in our company and have approved a one-for-two and a half reverse stock split. The attached Proxy Statement and Notice of Special Meeting of Stockholders describes in detail the proposals, which require your support to enable us to complete this important investment.

You are cordially invited to attend a Special Meeting (the “Meeting”) of Stockholders of Viisage, to be held on December 16, 2005. The Meeting will be held at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts, beginning at 10:00 a.m., local time. Your Board of Directors and management look forward to greeting those of you who are able to attend.

At the Meeting, your Board of Directors will be asking you to approve the issuance and sale to L-1 Investment Partners LLC of 19,047,619 shares of our common stock at $5.25 per share, the issuance to L-1 of warrants exercisable for 4,000,000 shares of our common stock at $5.50 per share, and an amendment to Viisage’s certificate of incorporation to effect a 1-for-2.5 reverse split of the issued and outstanding shares of Viisage common stock, as described more fully in the enclosed Proxy Statement. For the reasons set forth in the Proxy Statement, your Board of Directors recommends that you vote “FOR” each of the items described above.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted. Accordingly, please read the enclosed material and mark, date, sign, and return the enclosed proxy card at your earliest convenience. You may revoke your proxy at any time before it is exercised at the Meeting, or vote your shares in person if you attend the Meeting.

Sincerely,

Denis K. Berube
Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT.

PLEASE MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD.

296 Concord Road

Third Floor

Billerica, Massachusetts 01821

Notice of Special Meeting of Stockholders

to be held on December 16, 2005

To our Stockholders:

A special meeting of stockholders of Viisage Technology, Inc. (“Viisage”) will be held at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts on December 16, 2005 beginning at 10:00 a.m., local time.

The purpose of the meeting will be to approve the issuance and sale to L-1 Investment Partners LLC (“L-1”) of 19,047,619 shares of our common stock at $5.25 per share, the issuance to L-1 of warrants exercisable for 4,000,000 shares of common stock at $5.50 per share, and an amendment to Viisage’s certificate of incorporation to effect a 1-for-2.5 reverse split of the issued and outstanding shares of Viisage common stock, each as contemplated by the investment agreement entered into on October 5, 2005 by and between Viisage and L-1.

The accompanying proxy statement describes the terms of the proposed investment by L-1 and the proposed reverse stock split in more detail. We encourage you to read the entire document and each of its attachments carefully.

Our Board of Directors has approved the L-1 investment and the reverse stock split and recommends that you vote in favor of the proposals described above. Only stockholders of record as of the close of business on November 11, 2005 will be entitled to vote at the special meeting and at any adjournments or postponements of the meeting.

You are cordially invited to attend the special meeting in person. In order to ensure that a quorum is present at the meeting, please mark, date, sign and promptly return the enclosed proxy card whether or not you plan to attend the special meeting. A postage-prepaid envelope is included for your convenience. If you plan to attend the meeting, upon your written request your proxy will be returned to you and you may vote your shares in person.

By Order of the Board of Directors,

Charles J. Johnson Secretary

November 21, 2005

Billerica, Massachusetts

Whether or not you plan to attend the special meeting, please fill in, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. You can revoke your proxy at any time before it is voted.

Questions and Answers

Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Proxy Statement, we refer to Viisage Technology, Inc. as “Viisage,” the “Company,” “we,” “our” and “us.”

Q.	What proposals are stockholders being asked to consider at the upcoming Meeting?

A.	We are seeking approval of our proposals for (1) the issuance and sale to L-1 Investment Partners LLC or its designated affiliates (“L-1”) of 19,047,619 shares of our common stock at $5.25 per share, with gross proceeds from the sale of the shares (before fees and expenses) to us of $100 million, and the issuance to L-1 of warrants exercisable for 4,000,000 shares of common stock at $5.50 per share, for no additional consideration, and (2) an amendment to our certificate of incorporation to effect a 1-for-2.5 reverse split of the issued and outstanding shares of Viisage common stock. We refer to these proposals as the “Proposals” throughout this Proxy Statement. We describe the Proposals and the investment by L-1 in greater detail below.

Q.	How is the L-1 investment structured?

A.	On October 5, 2005 we entered into an Investment Agreement with L-1 which provides for the issuance and sale by us to L-1 of shares of our common stock and the issuance to L-1 of warrants exercisable for shares of our common stock. Pursuant to the Investment Agreement, subject to the fulfillment of certain terms and conditions including stockholder approval of the L-1 investment, we agreed to sell to L-1 19,047,619 shares of common stock at $5.25 per share and to issue to L-1 warrants exercisable for 4,000,000 shares of common stock, which are exercisable based on certain vesting conditions, at $5.50 per share.

Q.	How will Viisage use the proceeds of the L-1 investment?

A.	The sale of the shares to L-1 will result in gross proceeds to Viisage of $100 million. The Investment Agreement provides that $85 million of the proceeds will be used to finance acquisitions, of which Viisage anticipates $35 million will be used as part of the consideration to be paid for the acquisition of Integrated Biometric Technology as described below under “Agreements to Acquire Integrated Biometric Technology”. The remainder of the proceeds will be used for working capital purposes.

Q.	What other rights will L-1 receive from Viisage?

A.	Under the terms of the Investment Agreement, L-1 will have the following rights after the closing:

•	Mr. Robert V. LaPenta, the founder and chief executive officer of L-1, will be appointed Chairman of the Viisage board of directors.

•	L-1 will have the right to nominate two additional board members, each of whom must be independent as defined in the relevant rules of the Nasdaq National Market on which our common stock is listed.

•	Mr. LaPenta will become the chair of a new five-member Strategic Committee of the Viisage board of directors, with the right to appoint two of the other four members of that committee, only one of whom may be an L-1 board designee.

•	$85 million of the $100 million proceeds from the sale of the shares must be used for acquisitions unless otherwise approved by Mr. LaPenta.

•	Commencing one year after the closing of the transaction, L-1 will have the right on two occasions to demand that we file a registration statement covering the resale of the shares of our common stock held by L-1 and the shares of our common stock issuable upon exercise of the warrants.

Q.	Why is Viisage seeking stockholder approval of the L-1 investment and the reverse stock split?

A.	Stockholder approval of the L-1 investment and the reverse stock split is a condition to the Company’s and L-1’s obligation to consummate the L-1 investment. Stockholder approval for the L-1 investment is not required by the rules of the Nasdaq National Market on which our common stock is listed because L-1 has agreed to purchase the shares at a price in excess of the market price of our common stock. However, because of the strategic importance of the L-1 investment and as a matter of good corporate governance, we have agreed with L-1 that stockholder approval of the L-1 investment will be a condition to closing. Viisage is incorporated under the laws of the State of Delaware. Under Delaware law, stockholder approval is required to amend our certificate of incorporation in order to effect the reverse stock split. The Investment Agreement provides, upon the closing, for the size of the board to be increased by three members and for the existing directors to appoint Mr. LaPenta and L-1’s additional two nominees to the board to fill the three vacancies. You are not being asked to vote for the election of Mr. LaPenta or L-1’s additional two nominees to the board. The two additional nominees have not yet been designated by L-1.

Q.	Why is Viisage entering into the L-1 investment?

A.	Our growth strategy includes growing through acquisitions and operationally integrating those acquisitions quickly to provide enhanced identity solutions, and also growing organically through the continued development of our leading advanced technology identity solutions. The L-1 investment is expected to enable us to accelerate our growth strategy. The cash obtained from the L-1 investment will be used to both support our business operations as well as provide funding for acquisitions, such as the acquisition of Integrated Biometric Technology described below under “Agreements to Acquire Integrated Biometric Technology.” Furthermore, L-1 agreed to make the investment at a time when its purchase price per share was at a premium to the market price of our shares.

Q.	Why has Viisage chosen to initiate a reverse stock split?

A.	On November 15, 2005, our common stock closed at $5.77 per share. We believe that, at this price, our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. In addition, we believe that many investment funds are either prohibited by their charters or reluctant to invest in lower priced stocks. As such, we believe that the expected increase in the trading price of our common stock following the reverse stock split will help to increase investors’ interest in our common stock.

We also believe that a higher stock price may help the Company attract and retain qualified employees. We believe that some potential employees may be less likely to work for a company with a low stock price, regardless of size of the company’s market capitalization. If the reverse stock split successfully increases the per share price of our common stock, we believe this increase will enhance the Company’s ability to attract and retain qualified employees.

Q.	What is the effect of the reverse stock split?

A.	The reverse stock split, if approved and implemented, would reduce the number of our outstanding shares of common stock as of November 11, 2005, the record date for the special meeting, from 48,147,492 to 19,258,996. Our total number of shares authorized for issuance would remain at 75,000,000. Accordingly the reverse stock split will significantly increase the ability of our Board of Directors to issue additional shares without further stockholder action. After giving effect to the L-1 investment, the Company could potentially issue up to 48,121,956 additional shares. Other than pursuant to existing employee stock awards, and as described herein under “Agreements to Acquire Integrated Biometric Technology”, the Company has no current plans, proposals or arrangements to issue any of such additional shares. However, if the Company were to issue such additional shares, current stockholders could incur significant additional dilution.

Q.	What if the Proposals are not approved?

A.	If the proposal for the L-1 investment does not receive stockholder approval, the Viisage board of directors will reconsider whether to consummate the investment. Because stockholder approval is not required, the board may determine that consummation of the investment is in the best interests of the Company and proceed with the closing. Stockholder approval of the amendment to our certificate of incorporation to effect the reverse stock split is required under Delaware law. Therefore, if this proposal does not receive stockholder approval, the certificate of incorporation will not be amended and the reverse stock split will not be effected. Stockholder approval of the L-1 investment and the reverse stock split is a condition to the Company’s and L-1’s obligation to consummate the L-1 investment, but these conditions may be waived by the Company and L-1.

Q.	Will the L-1 investment dilute stockholders’ ownership interest in Viisage?

A.	Our stockholders will incur an immediate and significant dilution of their percentage of stock ownership in Viisage if the L-1 investment is consummated. As of November 11, 2005, the record date for the special meeting, 48,147,492 shares of our common stock were outstanding. If the L-1 investment is consummated (assuming no issuance of any shares between the date hereof and the closing), a total of 67,195,111 shares of our common stock will be outstanding upon the closing. Stockholders immediately prior to the closing will incur dilution, upon the consummation of the investment, of approximately 40% (approximately 48% if the total of 4,000,000 shares issuable upon exercise in full of the warrants to be granted to L-1 are included).

However, as we explained above in the answer to the question “Why is Viisage entering into the L-1 investment”, on the date that we entered into the Investment Agreement with L-1, the price at which L-1 committed to purchase the shares represented a premium to the then-current market price of our common stock so the value of our current stockholders’ investment in the Company would not be diluted.

Q.	What percentage of Viisage common stock will L-1 own after the investment?

A.	As of November 11, 2005, the record date for the special meeting, 48,147,492 shares of our common stock were outstanding. If the L-1 investment is consummated (assuming no issuance of any shares between the date hereof and the closing), a total of 67,195,111 shares of our common stock will be outstanding upon the closing, of which 19,047,619 shares, or 28.3%, will be owned by L-1. Assuming that the conditions to vesting of the warrants were met and the warrants were exercised in full upon the closing, L-1 would own 23,047,619 shares, or 32.4%, of our outstanding common stock. The foregoing share numbers and percentages do not give effect to the proposed reverse stock split.

Q.	Where can I find additional information? Who can help answer my questions?

A:	You should carefully review the entire Proxy Statement, which contains important information regarding the Proposals, before voting on the Proposals. We filed a current report on Form 8-K with the Securities and Exchange Commission on October 11, 2005, which contains a summary of the L-1 investment and which attaches each of the relevant agreements to the L-1 investment as exhibits. Certain of these exhibits are also attached for your convenience as Annexes to this Proxy Statement. We strongly encourage you to carefully review the Form 8-K and the exhibits thereto describing the L-1 investment. The section under the heading “Where You Can Find Additional Information,” beginning on page 21 of this Proxy Statement, describes additional sources to obtain this Proxy Statement, our public filings under the Securities Exchange Act of 1934 (including the Form 8-K described above), and other information about Viisage.

If you would like copies of the Form 8-K filed on October 11, 2005 (including the exhibits thereto) or additional copies of this Proxy Statement, free of charge, or if you have questions about the L-1 investment, the reverse stock split or the procedures for voting your shares, you should contact: Viisage Technology, Inc., Attention: Investor Relations, 296 Concord Road, Billerica, MA 01821, Telephone: (978) 932-2200, or send an e-mail request to investor@viisage.com.

VIISAGE TECHNOLOGY, INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 16, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the board of directors (the “Board of Directors” or the “Board”) of Viisage Technology, Inc., a Delaware corporation (“Viisage”), at a Special Meeting of Stockholders to be held on December 16, 2005 at 10:00 a.m., local time, and at any adjournment, continuation or postponement of the meeting, referred to throughout this Proxy Statement as the “Meeting,” for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Meeting will be held at the offices of our outside counsel, Choate, Hall & Stewart LLP, Two International Place, Boston MA 02110.

These proxy solicitation materials are first being mailed or given on or about November 21, 2005 to all stockholders entitled to vote at the meeting.

Purpose of Meeting

As described above, the purpose of the Meeting is to obtain approval for the Proposals and such other business as may properly come before the meeting, including any adjournment or postponement thereof.

Quorum and Voting

The representation, in person or by proxy, of at least a majority of the outstanding shares of the Company’s common stock entitled to vote at the Meeting is necessary to establish a quorum. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the Proposal for the L-1 investment. The proposed amendment to our certificate of incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. Shares of common stock represented in person or by proxy (including “broker non-votes” (as defined below) and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the Meeting will be adjourned until a quorum is obtained. Mr. Buddy Beck, one of our directors, and Lau Technologies, which in the aggregate hold approximately 23.2% of our outstanding common stock, have entered into agreements with L-1 pursuant to which they have agreed to vote their shares in favor of the L-1 investment and the amendment to our certificate of incorporation.

Record Date and Shares Outstanding

Only stockholders who owned shares of our common stock at the close of business on November 11, 2005, referred to in this Proxy Statement as the “Record Date,” are entitled to notice of, and to vote at, the Meeting. Each share of common stock outstanding on the Record Date is entitled to one vote on the matters to be voted on at the Meeting. As of the Record Date, 48,147,492 shares of Viisage’s common stock were outstanding and entitled to vote.

Voting Shares Held in Street Name

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Meeting on the record date. To be able to vote your shares held in street name at the Meeting, you will need to obtain a proxy card from the holder of record.

Broker Non-Votes

If your shares are held in street name, your bank or brokerage firm will be prohibited under applicable regulations from using its discretion to vote your shares on the Proposals. If your broker instructs us that you have not provided instructions on how to vote on the Proposals, your shares will be treated as “broker non-votes” with respect to the Proposals.

Vote Required

Approval of L-1 Investment. The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Meeting is needed to approve the consummation of the L-1 investment. Abstentions will have the effect of negative votes on this proposal. For shares held in street name, broker non-votes will have no effect on the outcome of this proposal because your bank or broker does not have the authority to vote your shares on this proposal absent instructions from you.

Amendment to Certificate of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of our common stock is needed to approve the amendment of our certificate of incorporation. Abstentions will have the effect of a negative vote on this proposal. For shares held in street name, broker non-votes will also have the effect of a negative vote on this proposal because your bank or broker does have the authority to vote your shares on this proposal absent instructions from you.

Revocability of Proxies

A shareholder who returns a proxy card may revoke it at any time before the shareholder’s shares are voted at the Meeting by written notice to the Secretary of the Company received prior to the Meeting, by executing and returning a later-dated proxy, or by voting by ballot at the Meeting.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact us at Viisage Technology, Inc., 296 Concord Road, Billerica, MA 01821, Attn: Investor Relations or by calling Investor Relations at (978) 932-2200, or by sending an e-mail request to investor@viisage.com. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

INFORMATION IN THIS PROXY STATEMENT

Unless otherwise specifically noted, all of the share numbers in this Proxy Statement are based on 48,147,492 shares of common stock outstanding as of November 11, 2005, the record date for the Meeting. When referencing the number of shares of common stock that will be owned by L-1 following the consummation of the L-1 investment and the prices at which the shares and warrants will be issued, we have not taken into account the reverse stock split.

PROPOSAL 1:

APPROVAL OF L-1 INVESTMENT

Background of the L-1 Investment

On June 17, 2005, Bernard Bailey, the Company’s Chief Executive Officer, reported to our Board of Directors that he had been approached on June 13, 2005 by investment bankers representing L-1 who expressed an interest on the part of L-1 in making a strategic equity investment in the Company to be used largely to fund acquisitions. The Board expressed interest in exploring a transaction with L-1 given Mr. LaPenta’s background and experience in the consolidation of the defense sector. The Board also viewed L-1’s approach as timely given its own ongoing evaluation, with the assistance of USBX Advisory Services LLC (“USBX”) and management, of potential acquisition targets that might complement the Company’s strategy for providing customers with a complete identifications solution.

On June 15, 2005, Mr. LaPenta, James DePalma and Joseph Paresi of L-1 attended a management presentation at the Company and thereafter a meeting with our Chief Executive Officer and Chairman at which L-1 outlined the parameters of a proposed strategic investment in the Company. Those parameters included a substantial purchase of common stock at a premium to the market price, Mr. LaPenta’s appointment as Chairman of our Board, and the appointment by L-1 of additional independent directors to our Board. Our Chief Executive Officer and Chairman viewed this proposed strategic investment favorably given Mr. LaPenta’s experience in the growth of L-3 Communications, Inc. and further, given that private investments in publicly-traded stock (commonly referred to as “PIPE” transactions) with a purely financial focus are often priced at a discount to market.

On June 17, 2005, the Board asked Board member Charles Levine, working with USBX, our outside counsel Choate, Hall & Stewart LLP and our general counsel Elliot Mark, to explore potential investment terms with L-1. These representatives of the Company met with L-1 and their investment bankers and outside counsel, Weil, Gotshal & Manges LLP, in New York City on July 8, 2005 at which time L-1 presented a proposed term sheet for a $60 million investment in the Company. The Company, through counsel, responded with revised terms on July 12, 2005, that dealt with issues including pricing and board representation.

Our Chairman and Mr. LaPenta resumed the negotiations via telephone conferences on August 9 and August 18, 2005. They discussed L-1’s vision of the Company as an attractive platform for growth in the identification sector and an increase in the size of the investment in our common stock to $100 million. Following those telephone conferences, our Chairman and Mr. LaPenta exchanged various written proposals during late August and September regarding principal terms of the proposed investment. During the course of those exchanges, our Board held telephonic meetings on September 8, 2005, September 14, 2005 and September 23, 2005 during which it considered the principal terms of the proposed investment including the pricing of comparable strategic investments. Also during September 2005, representatives of L-1 visited the Company’s headquarters and met with the Company’s management to conduct due diligence. With input from our Board and assistance of legal counsel, our Chairman continued to lead the negotiations with L-1 which resulted in a term sheet that was approved by our Board at a meeting held on September 30, 2005.

The Board also approved the execution and delivery of a definitive investment agreement and related transaction documents pursuant to which L-1 would purchase 19,047,619 shares of our common stock at $5.25 per share and be issued warrants to purchase an aggregate of 4,000,000 shares of our common stock at an exercise price of $5.50 per share. On October 5, 2005, our Board received the opinion of USBX as to the fairness of the consideration to be received by the Company from L-1. The Investment Agreement and certain of the related transaction documents were executed and delivered by the parties on October 5, 2005.

Background on L-1 and Mr. LaPenta

Mr. LaPenta formed L-1, a private investment management firm, in June 2005. Its stated mission is to acquire or make significant investments in well-positioned public and private companies, with the objective of building these companies into industry leaders through collaborative development and execution of aggressive growth strategies. Mr. LaPenta has more than 30 years of experience as an executive, most recently serving as president of L-3 Communications Corporation, which he co-founded in 1997. With annual revenue approaching $10 billion, L-3 Communications began as a leveraged buyout of certain advanced electronics businesses from Lockheed Martin Corporation, which had merged with Loral Corporation in 1996. Mr. LaPenta was the chief financial officer of Loral at the time of the merger. During Mr. LaPenta’s seven-year tenure with L-3 Communications, the company completed more than 60 acquisitions.

Reasons for the L-1 Investment

In reaching its decision to approve the L-1 investment and in determining that the private placement is fair to, and in the best interests of, Viisage and its stockholders, our Board of Directors carefully considered a number of factors. In addition, the Board consulted with Viisage’s senior management as well as outside advisors and obtained a fairness opinion from USBX, a copy of which is attached as Annex D. In view of the complexity and wide variety of information and factors considered in connection with its evaluation of the L-1 investment, the Board of Directors did not find it practicable to and did not quantify or otherwise assign relative or specific weights to the factors it considered in reaching its determination. Instead, the material factors considered by the Board are set forth below:

•	Our growth strategy includes growing through acquisitions and operationally integrating those acquisitions quickly to provide enhanced identity solutions, and also growing organically through the continued development of our advanced technology identity solutions. The L-1 investment is expected to enable us to accelerate our growth strategy.

•	The cash obtained from the L-1 investment will be used to both support our business operations as well as provide funding for acquisitions.

•	The most critical factors in evaluating the L-1 investment were the amount of capital that could be raised through the investment, the quality of the investor, and Mr. LaPenta’s skill and experience in building a successful company through acquisitions.

•	At the time we entered into the Investment Agreement, the price at which L-1 committed to purchase shares of our common stock represented a premium to the then-current market price of our shares.

•	The Board also evaluated the obligations that Viisage will agree to in order to complete the L-1 investment.

Opinion of Viisage’s Financial Advisor

Pursuant to a letter agreement dated as of July 17, 2005, the Board engaged USBX Advisory Services LLC (“USBX”) to act as its financial advisor. At a meeting of the Board on October 5, 2005, USBX rendered its oral opinion, subsequently confirmed in writing and referred to in this proxy statement as the USBX opinion, that, as of October 5, 2005, the consideration to be received by the Company pursuant to the L-1 investment, net of the value of the warrants to be issued to L-1, was fair to the Company and its shareholders from a financial point of view. The USBX opinion was based upon and subject to certain assumptions, qualifications, limitations and factors described in the USBX opinion.

USBX’s opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by USBX, is attached as Annex D to this proxy statement. You are urged to, and should, read the USBX opinion carefully in its entirety. USBX’s opinion was directed solely to our Board and addresses only the fairness to the Company and our shareholders of the consideration to be received by the Company pursuant to the L-1 investment from a financial point of view. The USBX opinion does not address any other aspect of the L-1 investment and does not constitute a recommendation to any director, shareholder or other person as to how to vote or act with respect to the L-1 investment. The summary of the USBX opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of that opinion.

In connection with rendering its opinion, USBX, among other things:

1. Reviewed the Company’s annual reports to shareholders on Form 10-K for the three fiscal years ended December 31, 2004 and all 10-Q filings since the date of the Company’s most recent 10-K (December 31, 2004);

2. Reviewed financial forecasts and projections prepared by the Company’s management;

3. Reviewed the Company’s proxy statement on Schedule 14A dated September 7, 2005;

4. Reviewed copies of the Investment Agreement and form of Warrant;

5. Reviewed relevant information disclosures made by the Company to L-1 during the course of the due diligence inquiries of which it was aware;

6. Met with the key members of the senior management from the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with outside counsel to discuss;

7. Visited certain facilities and business offices of the Company;

8. Participated in certain briefings given by the Company to L-1;

9. Reviewed certain other publicly available financial data for certain companies that it deemed comparable to the Company and the terms of recent transactions that it considered comparable to the L-1 investment, including, without limitation, publicly available prices and premiums paid; and

10. Conducted such other studies, analyses and inquiries as it deemed appropriate.

USBX utilized various valuation methodologies and conducted various analyses in rendering its opinion. These methodologies and analyses were presented to our Board at its meeting on October 5, 2005. The following is a summary of the methodologies and financial analyses used by USBX in arriving at its opinion, but does not purport to be a complete description of the methodologies used or analyses performed by USBX:

1. Stock Performance Analysis. USBX reviewed the daily historical volume and trading prices of our common stock and of the stock of other companies that USBX deemed relevant precedent, taking into account the trading patterns of the Company’s stock over time.

2. Public Company Precedent Analysis. USBX compared financial information of the Company with publicly available information for certain companies selected by USBX as relevant precedent.

3. Transaction Precedent Analysis. USBX analyzed a number of precedent transactions. Even though USBX assumed that the L-1 investment did not constitute a change of control of the Company, USBX reviewed precedents involving both control investments such as acquisition and merger transactions and non-control private investments in public equity with investors who were either financial investors or strategic investors.

4. Research Analyst Opinion. USBX took into account the current sentiment of research analysts who were covering the Company.

5. Valuation of Warrants. USBX utilized an industry accepted standard approach to valuing warrants based on a Black-Scholes methodology.

6. Cash Flows Analysis. USBX analyzed the discounted present value of the Company’s forecasted cash flows.

USBX did not explicitly assign any relative weights to the various analyses considered. No transaction utilized as a precedent in the transaction precedent analysis was identical to the L-1 investment. In evaluating the precedent transactions and companies, USBX made numerous assumptions with respect to the performance of the industry in which the Company operates and general economic conditions, many of which are beyond our control. Hence, a purely mathematical analysis is not a meaningful method of using precedent transaction data.

USBX assumed, without independent verification, that the financial forecasts and projections provided by us, and upon which it relied, were reasonably prepared and reflected the best currently available estimates of the future financial results and condition of the Company, and that such projections provided a reasonable basis for its opinion. USBX also assumed that there had been no material change in the assets, financial condition or business of the Company since the date of the most recent financial statements made available to it. USBX further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to USBX incomplete or misleading in any respect. USBX assumed that the transactions contemplated by the Investment Agreement will be consummated as described in the Investment Agreement in the form reviewed by USBX and that all representations and warranties therein of the parties thereto are true and accurate in all respects. USBX also assumed that the L-1 investment did not constitute a change of control of the Company.

USBX did not independently verify the accuracy and completeness of the information supplied to it with respect to the Company and does not assume any responsibility with respect to it. USBX did not meet with knowledgeable representatives of the Company’s independent accounting firm and did not make any physical inspection of any of the properties or assets of the Company. USBX ‘s opinion was necessarily based on business, economic, market and other conditions as they existed and could be evaluated by it as of the date of the USBX opinion. It should be understood that subsequent developments may affect the USBX opinion and USBX does not have any obligation to update, revise or reaffirm the USBX opinion.

Our Board asked USBX to opine on the fairness to the Company and its shareholders of the cash consideration to be received by the Company pursuant to the Investment Agreement, net of the value of the Warrants. The USBX opinion does not address the relative merits of the L-1 investment as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the L-1 investment. USBX did not make or take into account any independent appraisal or valuation of any of our assets or liabilities, contingent or otherwise. USBX did not opine on any legal, tax or accounting issues concerning the L-1 investment, or any terms of the L-1 investment, including, without limitation, terms concerning the use of proceeds, the vesting and exercisability of the Warrants, and control or governance of the Company or its Board following the consummation of the L-1 investment.

The preparation of a fairness opinion is a complex process involving determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the USBX opinion. In arriving at its opinion, USBX considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it; rather, USBX made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Certain USBX analyses are based upon forecasts of future results and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by USBX. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

USBX did not recommend any specific consideration to the Board or that any specific consideration constituted the only appropriate consideration with respect to the Investment Agreement and the L-1 investment.

In addition, USBX’s opinion and presentation to the Board was one of many factors taken into consideration by the Board in making its decision to approve the Investment Agreement and the L-1 investment. Consequently, the USBX analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the value of the Company or whether our Board would have been willing to agree to different consideration.

USBX acted as financial advisor to our Board, received a customary fee from the Company upon delivery of its opinion and may receive an additional fee upon the closing of the L-1 investment. USBX will also be reimbursed for its reasonable and customary expenses, and it and related parties will be indemnified against certain liabilities, including liabilities under the federal securities laws, in connection therewith. USBX was not requested to provide, or to identify potential sources of, financing to the Company or to explore alternatives to the L-1 investment in any respect. Except as set forth in the preceding sentence, no limitations were imposed on USBX by the Company with respect to the investigations made or procedures followed by USBX in rendering its opinion.

USBX and its affiliates in the future may provide investment banking, financial and advisory services to the Company, L-1 or their affiliates unrelated to the proposed L-1 investment, for which services they expect to receive compensation.

Terms of the L-1 Investment

THIS SUMMARY OF THE TERMS OF THE L-1 INVESTMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION; HOWEVER, IT IS NOT A SUBSTITUTE FOR REVIEWING THE INVESTMENT AGREEMENT AND THE FORMS OF WARRANT IN THEIR ENTIRETY, WHICH WE HAVE INCLUDED AS ANNEXES A, B and C, RESPECTIVELY, TO THIS PROXY STATEMENT. THE FORM OF REGISTRATION RIGHTS AGREEMENT, THE VOTING AGREEMENTS AND THE LOCK-UP AGREEMENT WERE FILED AS EXHIBITS TO THE FORM 8-K THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2005. YOU SHOULD READ THIS SUMMARY IN CONJUNCTION WITH ALL SUCH DOCUMENTS.

Terms of the Investment Agreement

Securities to be issued to L-1 at the Closing. At the closing of the transaction, Viisage will: (i) issue and sell to L-1 19,047,619 shares of Viisage’s common stock at $5.25 per share (the “Shares”) and (ii) issue to L-1 warrants to purchase an aggregate of 4,000,000 shares of Viisage common stock at an exercise price of $5.50 per share (the “Warrants”), the terms of which are described in more detail below under the heading “Terms of the Warrants”.

Use of Proceeds. The sale of the Shares will result in gross proceeds to Viisage of $100 million. The Investment Agreement provides that $85 million of the proceeds will be used to finance acquisitions, of which Viisage anticipates $35 million will be used as part of the consideration to be paid for the acquisition of Integrated Biometric Technology described below. The remainder of the proceeds will be used for working capital purposes.

Board Composition; Strategic Committee. Upon consummation of the transaction: (i) the size of the Viisage board will be increased by three positions; (ii) Mr. Robert V. LaPenta, founder and chief executive officer of L-1, will become a member and chairman of the Viisage board; and (iii) L-1 will have the right to designate two additional individuals for election to the Viisage board who will qualify as independent directors for Nasdaq listing purposes. The two additional nominees have not yet been designated by L-1. If L-1’s ownership drops below 20% of the Company’s outstanding shares but remains above 15%, L-1 will have the right to designate only one additional member of the Viisage board. In addition, the Viisage board will establish a strategic committee that will consist of Mr. LaPenta, as chair, two other directors appointed by Mr. LaPenta, only one of whom may be a director designated by L-1, Denis K. Berube, and the chief executive officer of Viisage. The strategic committee will evaluate and make recommendations to the Viisage board regarding mergers and acquisitions and other strategic initiatives. L-1 will no longer be entitled to the rights set forth in the foregoing provisions of this paragraph in the event that its ownership interest in the Company drops below 15% of the Company’s outstanding shares.

Termination Fee. If either Viisage or L-1 breaches or fails to perform in any material respect any of its representations or obligations under the Investment Agreement and the breach or failure is not cured within ten days after notice from the other party, the breaching party will be required to pay the other party $4,000,000 as a termination fee plus up to $1,000,000 of actual out-of-pocket expenses incurred by the other party. Viisage also shall be required to pay the termination fee and up to $1,000,000 of L-1’s actual out-of-pocket expenses if the Viisage board fails to make or withdraws its recommendation to the stockholders that they approve the investment or if Viisage materially breaches its obligations relating to the non-solicitation of competing transactions.

Right of First Offer. L-1 will have a pro rata right to participate in any future private sales of securities by Viisage, other than securities that are issued in sales customarily excluded from such right, namely securities issued (i) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services; (ii) pursuant to an underwritten public offering; (iii) pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iv) as consideration in connection with a bona fide business acquisition by the Company; (v) to an entity as a component of any business relationship with such entity for purposes of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Company’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital; or (vi) to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions.

Indemnification. Viisage and L-1 have granted each other customary indemnification rights with respect to breaches or violations of representations, warranties, covenants and agreements contained in the Investment Agreement.

Closing Conditions; Termination Rights. The Investment Agreement contains closing conditions and termination rights for the benefit of the Company and L-1 that are customary for transactions of this type.

Conflicts of Interest. To the extent that a conflict arises as between L-1 and its affiliates on the one hand, and the Company on the other hand, regarding potential investment opportunities, L-1’s portfolio companies or affiliates, or otherwise, then L-1 is required to bring the potential conflict and a proposed resolution to the attention of the Company’s board of directors and the applicable advisory board representing the interests of L-1 and its affiliates. If it is determined that a conflict exists, the independent members of the respective boards shall decide on a resolution, which could include Mr. LaPenta recusing himself from any active involvement (other than as passive investor) on behalf of the Company or L-1 or its affiliates in the matter giving rise to the conflict.

Lock-Up. Except in connection with a Change of Control (as defined in the Investment Agreement), L-1 has agreed not to, without prior written approval of the Company, directly or indirectly, sell, offer or agree to sell, contract to sell, grant any option for the sale of, make any short sale, pledge, or enter into any hedging transaction that could result in a transfer of, or otherwise dispose of (1) the Shares, (2) the Warrants or (3) the shares of common stock issuable upon exercise of the Warrants, in each case for a period of one year following the closing.

Terms of the Warrants

Exercise Period. The Warrants will be exercisable in cash at any time between the date on which the transaction is consummated (the “Closing Date”) and the third anniversary thereof.

Vesting. Warrants to purchase (i) 3,200,000 shares of Viisage common stock will vest on a pro rata basis when and if acquisitions involving the payment of aggregate consideration of $125 million are consummated; (ii) 533,333 shares of Viisage common stock will vest when and if Viisage’s gross revenues for any four-quarter period are equal to or greater than $200 million; and (iii) 266,667 shares of Viisage common stock will vest when and if Viisage’s gross revenues for any four-quarter period are equal to or greater than $300 million. Vesting of 100% of the Warrants will be accelerated in connection with a change of control transaction. Upon consummation of the acquisition of Integrated Biometric Technology described below, approximately 1,536,000 warrants will vest based upon the $60 million purchase price.

Methods of Exercise. The Warrants may be exercised in whole or in part by the holder, in cash, at all times during the exercise period, by delivering the Warrants to the Company together with a notice of exercise and the then-applicable exercise price in exchange for the shares issuable thereunder and if applicable, a new warrant representing the unexercised portion of the Warrant.

Exercise Price; Adjustment to Exercise Price and Number of Shares. The exercise price of the Warrants is initially $5.50 per share. The exercise price of and the number of shares issuable under the warrants are subject to customary adjustments in certain events, including without limitation, the reverse stock split described under Proposal 2 below, reclassification of the Company’s securities, subdivision or combination of shares of Viisage, stock dividends and other distributions of Viisage.

Registration Rights. Registration rights relating to the shares of our common stock issuable upon exercise of the Warrants are described in more detail below under the heading “Terms of the Registration Rights Agreement”.

Terms of the Registration Rights Agreement

The Shares, Warrants and shares of Viisage common stock issuable upon exercise of the Warrants are not registered under the Securities Act or any state securities laws. Viisage has granted registration rights to L-1 for the Shares and the shares of common stock issuable upon the exercise of the Warrants pursuant to a registration rights agreement under the terms of which, at any time after the first anniversary of the Closing Date, Viisage will, upon receipt of written requests from L-1 or its permitted transferees, file up to two registration statements with the SEC covering the resale of the shares and the shares issuable upon exercise of the warrants.

Terms of the Voting Agreements

In connection with the transaction, each of Lau Acquisition Corp. (“Lau”) and Mr. Buddy Beck, Vice Chairman of the Board, have entered into voting agreements (“Voting Agreements”) with Viisage pursuant to which they have agreed, solely in their capacity as shareholders, to vote all of their issued and outstanding shares of common stock in favor of the transaction. As of the Record Date, Lau and Mr. Beck owned approximately 23.2% of Viisage’s issued and outstanding common stock. Lau and Mr. Beck have granted Viisage an irrevocable proxy to vote all their issued and outstanding shares of Viisage common stock in favor of the transaction. Each Voting Agreement will terminate upon the earlier to occur of (a) the closing of the transaction, or (b) the date that the Investment Agreement terminates under its own terms.

Terms of the Lock-Up Agreement

Lau has entered into a lock-up agreement with Viisage (the “Lock-Up Agreement”) pursuant to which Lau has agreed not to sell more than 300,000 of its shares of Viisage common stock during any twelve month period prior to the first anniversary of the closing of the transaction unless the sale involves a change in control transaction.

Agreements to Acquire Integrated Biometric Technology

On November 4, 2005, L-1 entered into an acquisition agreement with Integrated Biometric Technology, Inc. (“IBT Parent”) and its wholly-owned subsidiary, Integrated Biometric Technology LLC (“IBT”) to acquire

60% of the outstanding membership interests of IBT for $35 million in cash and to acquire the remaining 40% on or before January 30, 2006 for an additional $25 million. If IBT achieves revenues of $75 million for the year ended December 31, 2006, L-1 would be obligated to pay an additional $10 million in cash to IBT.

IBT provides products, services and systems that automate the electronic processing of fingerprints for criminal background checks and searches with the Federal Bureau of Investigation’s Integrated Automated Fingerprint Identification System (IAFIS). IBT’s proprietary software and processes are used to perform background screening for applicants, such as parties seeking a new job or individuals seeking to provide a service such as transporting hazardous materials. For example, pursuant to the USA PATRIOT Act, effective May 30, 2005, the estimated 2.7 million commercial drivers that transport hazardous materials are required to undergo background screening. In 2004, the US Transportation Security Administration (TSA) awarded a multi-million dollar contract to IBT under which IBT has deployed a network of electronic fingerprint capture devices throughout the United States to process applicants and provide criminal background checks and screening for hazardous materials transportation licenses in 34 states in support of the USA PATRIOT Act mandate.

L-1 has assigned its rights under the acquisition agreement to an affiliate which in turn has entered into an assignment and assumption agreement with Viisage, under which Viisage would acquire all of the L-1 affiliate’s interests and obligations regarding its purchase of membership interests of IBT, subject to the consummation of the L-1 investment in Viisage and customary closing conditions. Pursuant to the assignment and assumption agreement with the L-1 affiliate, Viisage will pay $35 million to the L-1 affiliate for its previously purchased 60% interest in IBT.

On November 15, 2005, Viisage entered into a merger agreement with IBT, IBT Parent and the shareholders of IBT Parent under which Viisage will issue to the shareholders of IBT Parent 5,000,000 authorized but unissued shares of common stock of Viisage (to be adjusted for the reverse stock split) for all of the outstanding capital stock of IBT Parent. The only asset of IBT Parent at the time of the merger will be the 40% interest in IBT not previously purchased by L-1. In addition, the merger agreement provides that the shareholders of IBT Parent will be eligible to receive from Viisage an additional amount for each share of Viisage common stock issued in the merger, equal to the amount, if any, by which $5.00 (or $7.00 in the event that revenues of IBT for the year ended December 31, 2006 exceed $75 million) exceeds the average of the closing bid prices of Viisage common stock during the month of February 2007, as reported on the NASDAQ Stock Market, in each case as adjusted for any stock splits. Any difference would be paid in additional shares of Viisage common stock, provided that if the average of the closing bid prices for Viisage common stock during the month of February 2007 is less than $2.50, the difference to be paid will be determined as if the average price were $2.50.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the acquisition agreement, the assignment and assumption agreement, the merger agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof.

Upon the completion of the acquisition of IBT as described above, Viisage will issue to L-1, 1,100,000 warrants with an exercise price of $5.50 per share for strategic advice, due diligence and other services relating to this transaction. 700,000 of the warrants will have a term of three years and be fully vested upon grant. If during any of 2006, 2007 or 2008, the IBT business generates earnings before interest, taxes, depreciation and amortization (EBITDA) of $6 million or more, the remaining 400,000 warrants would vest. These warrants would have a term of three years from the date of vesting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SALE AND ISSUANCE TO L-1 OF 19,047,619 SHARES OF OUR COMMON STOCK AT $5.25 PER SHARE AND THE ISSUANCE TO L-1 OF WARRANTS TO PURCHASE AN AGGREGATE OF 4,000,000 SHARES OF OUR COMMON STOCK AT AN EXERCISE PRICE OF $5.50 PER SHARE.

PROPOSAL 2: AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-2.5 REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK

Proposed Reverse Stock Split

The Company’s Board of Directors has approved, and recommended that the Company’s stockholders approve, an amendment to the Company’s certificate of incorporation to effect a 1-for-2.5 reverse split (the “Reverse Split”) of the issued and outstanding shares of Viisage common stock. The Reverse Split, if approved by the stockholders and implemented, would not change the number of authorized shares of common stock or preferred stock of the Company. If the Reverse Split is approved by the stockholders and implemented, each 2.5 outstanding shares of our common stock would be combined into one outstanding share of our common stock, and each stockholder would receive cash in lieu of any fraction of a share the stockholder would otherwise be entitled to receive. You are being asked to approve the Reverse Split at the Meeting.

If the Stockholders approve the Reverse Split, the Company will amend its certificate of incorporation. The complete text of the amendment that would be filed with the Secretary of State of the State of Delaware to effect the Reverse Split is set forth in Annex E to this Proxy Statement, provided that this text is subject to amendment to include any changes required by the Secretary of State of the State of Delaware, or that the Company’s Board of Directors deems necessary or advisable to effect the Reverse Split as described in this Proxy Statement, and to include the date upon which the Reverse Split is to become effective.

If approved by the stockholders and implemented, the Reverse Split will become effective at 5:00 p.m. on the effective date set forth in the amendment to the Company’s certificate of incorporation. If the stockholders approve the Reverse Split, the effective date will be established by the Company prior to the filing of the amendment in light of applicable notice requirements. To avoid the existence of fractional shares of our common stock, following the Reverse Split, stockholders who would otherwise be entitled to receive a fractional share of our common stock will instead receive cash as described in more detail below. The par value of the Company’s common stock would remain unchanged at $0.001 as would the number of authorized shares. As of November 11, 2005, the Company had 75,000,000 shares of our common stock authorized of which 48,147,492 shares were issued and outstanding. Assuming no change in the number of outstanding shares of our common stock from that date until the date the Reverse Split is implemented, the Company would have 75,000,000 shares of our common stock authorized of which 19,258,996 shares would be issued and outstanding after implementation of the Reverse Split.

If for any reason the Company’s Board of Directors deems it advisable, the Board of Directors may abandon the Reverse Split at any time, before, during or after the Meeting and prior to the filing of the certificate of amendment with the Secretary of State of the State of Delaware, without further action by the Company’s stockholders. Approval of the Reverse Split requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the Record Date, voting as a single class.

Reasons for the Reverse Stock Split

The Board of Directors believes that the Reverse Split is in the best interest of the stockholders. On November 15, 2005, the Company’s common stock closed at $5.77 per share. The Board of Directors believes that, at this price, the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. In addition, the Board of Directors believes that most investment funds are either prohibited by their charters or reluctant to invest in lower priced stocks. As such, the Board of Directors believes that the expected increase in the trading price of the our common stock following the Reverse Split will help to increase investors’ interest in our common stock.

The Board of Directors further believes that a higher stock price may help the Company attract and retain qualified employees. The Board of Directors believes that some potential employees may be less likely to work for a company with a low stock price, regardless of size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per share price of our common stock, the Board of Directors believes this increase will enhance the Company’s ability to attract and retain qualified employees.

Although the Board of Directors believes that the Reverse Split will produce a sufficiently high trading price for the Company’s common stock, many other factors, such as the Company’s financial results, market conditions and the state of the Company’s primary industry may adversely affect the market price of our common stock. As a result, the market price of our common stock may decline in the future. Any increase in liquidity of our common stock due to a higher price per share may be partially or entirely offset by a reduction in liquidity due to the fewer number of shares issued and outstanding after the proposed Reverse Split. Furthermore, the Reverse Split will increase the number of our common stock holdings that are not divisible by 100, which may make these shares more difficult to sell and result in higher selling costs.

Effect of the Reverse Split

General

If the Reverse Split is approved by the stockholders and implemented by the Board of Directors, the principal effect will be to decrease the number of outstanding shares of Viisage common stock. Each 2.5 shares of our common stock immediately prior to the Reverse Split would become one share of our common stock immediately after the Reverse Split. Proportionate voting rights and other rights of the holders of our common stock will not be affected by the Reverse Split, other than as a result of the elimination of fractional shares. For example, a holder of 3% of the voting power of our common stock immediately prior to the Reverse Split will continue to hold approximately 3% of the voting power of our common stock immediately after the Reverse Split.

The reverse stock split, if approved and implemented, would reduce the number of our outstanding shares of common stock as of November 11, 2005, the record date for the Meeting, from 48,147,492 to 19,258,996. Our total number of shares authorized for issuance would remain at 75,000,000. Accordingly the reverse stock split will significantly increase the ability of our Board of Directors to issue additional shares without further stockholder action. After giving effect to the L-1 investment, the Company could potentially issue up to 48,121,956 additional shares. Other than pursuant to existing employee stock awards, and as described herein under “Agreements to Acquire Integrated Biometric Technology”, the Company has no current plans, proposals or arrangements to issue any of such additional shares. However, if the Company were to issue such additional shares, current stockholders could incur significant additional dilution. The number of stockholders of record will not be effected by the Reverse Split except to the extent that accounts are eliminated due to the treatment of fractional shares.

The Company expects that if the Reverse Split is approved and implemented, and the Company continues to meet Nasdaq’s requirements for continued listing, our common stock will continue to trade on the Nasdaq National Market after the Reverse Split under the symbol “VISG” (except that for the first 20 days after the Reverse Split the letter “D” will be appended to the trading symbol indicating that a stock split has recently occurred).

Effect on Employee or Director Equity Incentive Plans or Purchase Plans

As of November 11, 2005, options to purchase 5,147,796 shares of Viisage common stock were outstanding under the Company’s employee or director equity incentive plans and purchase plans approved by the Board. These employee or director equity incentive plans or purchase plans approved by the Board include provisions for adjustments to the number of shares and exercise price in the case of an event like the Reverse Split. If the Reverse Split is implemented, each outstanding option to purchase shares of our common stock would be automatically adjusted by decreasing the number of shares underlying the option and increasing the exercise price appropriately.

For example, assuming the Reverse Split was implemented on November 11, 2005, there would be reserved for future issuance upon exercise of outstanding options a total of approximately 2,059,118 shares of our common stock after the Reverse Split. Each outstanding option would thereafter evidence the right to purchase 40% of the shares of the Company’s common stock previously covered thereby, and the exercise price per share would be 2.5 times the previous exercise price. In addition, the number of shares of our common stock which remain available for future issuance under the Company’s employee or director equity incentive plans or purchase plans approved by the Board will be reduced by the same ratio as the Reverse Split.

Effect on Warrants

As of November 11, 2005, there were outstanding warrants to purchase 812,469 shares of the Company’s common stock with exercise prices ranging from $10.46 per share to $12.35 per share. All of these outstanding warrants include provisions for adjustments to the number of shares and exercise price in the case of an event like the Reverse Split. Similar to the Company’s outstanding options, if the Reverse Split is implemented, each outstanding warrant to purchase shares of our common stock would be automatically adjusted by decreasing the number of shares underlying the warrant and increasing the exercise price appropriately.

Procedure for Implementing the Reverse Split

Fractional Shares

The Company does not intend to issue fractional shares in connection with the Reverse Split. A stockholder who would be entitled to receive fractional shares because the number of shares of our common stock held by the stockholder is not evenly divisible by 2.5 will be entitled, upon surrender to the Company’s transfer agent of certificates representing the pre-Reverse Split shares of our common stock, to cash payments (without interest) in lieu of the fractional shares to which the stockholder would otherwise be entitled. The amount of cash to be paid in lieu of issuing fractional shares of our common stock will be based on the closing price of our common stock on the Nasdaq on the effective date of the Reverse Split. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive this cash payment.

Stockholders should be aware that, under the laws of various states, sums due for fractional interests that are not timely claimed after the Reverse Split may be required to be paid to a designated state agent, unless the Company or its transfer agent has received correspondence concerning ownership of these funds within specified time periods. Thereafter, stockholders otherwise entitled to receive these funds will have to obtain them directly from the state to which they were paid.

Notice; Optional Exchange of Stock Certificates

If the Reverse Split is implemented, stockholders may request that their existing stock certificates be exchanged for new certificates. As soon as practicable after the Reverse Split, the Company’s transfer agent will send a notice to each stockholder of record on the date the Reverse Split is implemented advising holders that the Reverse Split has been implemented, notifying each such holder of the number of shares of our common stock they hold after the Reverse Split, and advising holders of the procedure for surrendering certificates representing shares of our common stock prior to the Reverse Split in exchange for certificates representing shares of our common stock after the Reverse Split if they so desire. Stockholders will not have to pay a transfer or other fee in connection with the exchange of certificates.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. IF YOU WISH TO EXCHANGE YOUR STOCK CERTIFICATES, YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE NOTICE FROM THE COMPANY’S TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any certificate which represents shares of our common stock, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such certificate was issued, certificates representing the number of full shares of our common stock into which the shares of our common stock represented by the surrendered certificate have been reclassified. Each certificate representing shares of our common stock will continue to bear any legends restricting the transfer of those shares that were borne by surrendered certificates representing shares of our common stock held prior to the Reverse Split. In connection with the reverse stock split, our common stock will have a new CUSIP number assigned to it. This new CUSIP number will appear on any new stock certificates issued representing shares of our common stock after the Reverse Split.

If not surrendered as described above, each certificate which immediately prior to the Reverse Split represented shares of our common stock will be deemed at and after the Reverse Split to represent the number of full shares of our common stock contemplated by the Reverse Split and the right to receive cash for any fractional shares.

Any stockholder whose certificate for our common stock has been lost, destroyed or stolen, and who wishes to receive a certificate representing the shares of our common stock into which such shares of our common stock have been reclassified, shall receive a new certificate upon compliance with such requirements as the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Accounting Effects of the Reverse Stock Split

Following the effective date of the Reverse Split, the par value of the our common stock will remain at $0.001 per share, and the number of outstanding shares of our common stock will be reduced by the reverse stock split ratio. Accordingly, the aggregate par value of the issued and outstanding shares of our common stock, and therefore the capital account associated with our common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the Reverse Split is effected, all share and per share information in the Company’s financial statements will be restated to reflect the effects of the Reverse Split for all periods presented in future filings with the Securities and Exchange Commission. Total stockholders’ equity will remain unchanged.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion generally describes some of the federal income tax consequences of the Reverse Split to stockholders of the Company who hold their common stock as a capital asset. The following discussion does not address any foreign, state, local or alternative minimum income tax consequences. Moreover, the federal income tax consequences of the Reverse Split will vary among stockholders. The actual consequences for each stockholder will depend upon the specific facts and circumstances pertaining to each stockholder’s acquisition and ownership of their common stock, and the following discussion does not address tax consequences that may apply to stockholders in light of their particular circumstances or in light of special rules applicable to such stockholders.

THUS, THE COMPANY MAKES NO REPRESENTATIONS CONCERNING THE TAX CONSEQUENCES FOR ANY OF ITS STOCKHOLDERS AND RECOMMENDS THAT EACH STOCKHOLDER CONSULT WITH HIS OR HER OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF THE REVERSE SPLIT, INCLUDING FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Split. However, the Company believes that, because the Reverse Split is not part of a plan to periodically increase a stockholder’s proportionate interest in the assets or earnings and profits of the Company, the proposed Reverse Split will have the following federal income tax effects:

1. A stockholder will not recognize taxable gain or loss as a result of the Reverse Split, except to the extent a stockholder receives cash in lieu of fractional shares. Cash payments in lieu of fractional shares should be treated as if the fractional shares were issued to the stockholder and then redeemed by the Company for cash. A stockholder receiving such a payment should consult his or her own tax advisor regarding the tax effect of the redemption (i.e. sale treatment or dividend treatment) in light of his or her particular facts and circumstances.

2. In the aggregate, a stockholder’s basis in the stockholder’s common stock immediately after the Reverse Split will equal the stockholder’s basis in the shares of common stock held by the stockholder immediately prior to the Reverse Split (excluding the basis, if any, properly allocated to fractional shares for which the stockholder is entitled to receive cash), and a stockholder’s holding period with respect to our common stock after the Reverse Split will include the stockholder’s holding period prior to the Reverse Split.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-2.5 REVERSE SPLIT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our outstanding common stock as of November 11, 2005 by:

•	each person known to the Company to be the beneficial owner of 5% or more of the Company’s common stock;

•	each director;

•	our Chief Executive Officer and each of the four other most highly compensated executive officers whose annual compensation exceeded $100,000 in 2004; and

•	all directors and executive officers of the Company as a group.

The percentage of the Company’s common stock beneficially owned in the following table is based on 48,147,492 shares of our common stock outstanding on November 11, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person which are exercisable as November 11, 2005 or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated in the footnotes to this table, the address of each beneficial owner is c/o of Viisage Technology, Inc., 296 Concord Road, Third Floor, Billerica, MA 01821.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent
Beneficial Owners of 5% or more
Joanna T. Lau(2)	5,639,850	11.7%
Lau Technologies	5,456,454	11.3%
Bahram Akradi(3)	2,982,000	6.2%

Directors and Executive Officers
Denis K. Berube(4)	5,639,850	11.7%
B.G. Beck(5)	5,744,202	11.9%
Harriet Mouchly-Weiss(6)	127,190	*
Charles E. Levine(7)	145,510	*
Peter Nessen(8)	104,156	*
Paul T. Principato(9)	125,602	*
Thomas J. Reilly(10)	124,402	*
Bernard C. Bailey(11)	518,729	1.1%
Robert Gelbard(12)	30,481	*
Iftikhar Ahmad(13)	179,413	*
James P. Ebzery(14)	200,000	*
William K. Aulet(15)	60,000	*
John J. Dillon(16)	—	*
All directors and executive officers as a group (15 persons)(17)	13,108,132	26.4%

*	Indicates holdings of less than one percent of the 48,147,492 shares issued and outstanding as of November 11, 2005.
(1)	Unless otherwise noted, and subject to applicable community property laws, each person identified possesses sole voting and investment power over the shares beneficially owned by such person.
(2)

The address of Ms. Lau and Lau Technologies is c/o Lau Technologies, 30 Monument Square, Suite 220, Concord, Massachusetts 01742. Includes 5,456,454 shares held by Lau Technologies. Ms. Lau and Denis K.

Berube, the spouse of Ms. Lau, own approximately 56% of the outstanding capital stock of Lau Technologies. Also includes 1,000 shares owned directly by Ms. Lau, 60,000 shares issuable to Denis K. Berube, the spouse of Ms. Lau, pursuant to stock options, and 122,396 shares owned by Mr. Berube directly. Ms. Lau disclaims beneficial ownership of the 60,000 shares issuable to Mr. Berube and the 122,396 shares owned by Mr. Berube.

(3)	Based on Schedule 13G filed with the Securities and Exchange Commission on April 27, 2005. The address of Mr. Akradi is 6442 City West Parkway, Eden Prairie, MN 55344.
(4)	Includes 5,456,454 shares held by Lau Technologies. Also includes 1,000 shares owned directly by Ms. Lau, 60,000 shares issuable to Mr. Berube pursuant to stock options, and 122,396 shares owned by Mr. Berube directly. Mr. Berube disclaims beneficial ownership of the 5,456,454 shares held by Lau Technologies and the 1,000 shares held by Ms. Lau.
(5)	Includes 500,000 shares held in a charitable trust of which Mr. Beck and his wife are the trustees. Also includes 20,000 shares issuable pursuant to stock options.
(6)	Includes 74,167 shares issuable pursuant to stock options.
(7)	Includes 89,136 shares issuable pursuant to stock options.
(8)	Includes 65,000 shares issuable pursuant to stock options.
(9)	Includes 82,167 shares issuable pursuant to stock options.
(10)	Includes 86,330 shares issuable pursuant to stock options.
(11)	Consists of 518,729 shares issuable pursuant to stock options.
(12)	Includes 10,000 shares issuable pursuant to stock options.
(13)	Includes 172,429 shares issuable pursuant to stock options.
(14)	Consists of 200,000 shares issuable pursuant to stock options.
(15)	Consists of 60,000 shares issuable pursuant to stock options. Mr. Aulet left the Company in September 2005.
(16)	Mr. Dillon left the Company in June 2004.
(17)	Consists of 1,530,540 shares issuable pursuant to stock options exercisable within 60 days of November 11, 2005 and 11,577,592 shares owned directly by the executive officers and directors as a group and deemed to be beneficially owned by the directors and executive officers as a group.

PRICE RANGE OF COMMON STOCK

Our common stock trades on the Nasdaq National Market under the symbol “VISG.” The following table sets forth the quarterly range of high and low reported sale prices of our common stock on the Nasdaq National Market for the periods indicated.

Fiscal year ended December 31, 2003	High	Low
First Quarter	$5.40	$3.01
Second Quarter	5.78	3.76
Third Quarter	5.40	3.85
Fourth Quarter	4.61	3.34

Fiscal year ended December 31, 2004	High	Low
First Quarter	$7.48	$3.53
Second Quarter	14.30	6.90
Third Quarter	9.43	5.15
Fourth Quarter	9.94	5.75

Fiscal year ending December 31, 2005	High	Low
First Quarter	$9.18	$2.83
Second Quarter	5.19	2.57
Third Quarter	5.74	4.55
Fourth Quarter (through November 15, 2005)	5.84	3.63

On November 15, 2005, the last reported sale price of our common stock as reported on the Nasdaq National Market was $5.77 per share. As of November 15, 2005, there were approximately 270 record holders of our common stock.

SHAREHOLDER PROPOSALS

As previously described in the Proxy Statement for our 2005 Special Meeting in Lieu of Annual Meeting of Stockholders filed with the SEC on September 7, 2005, shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of shareholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2006 Annual Meeting of Shareholders, such proposals must be received by the Company for inclusion in the Company’s Proxy Statement and proxy card relating to that meeting at a reasonable time prior to the date on which the Company mails its proxy materials.

Pursuant to Rule 14a-4(c) of the Exchange Act, if a shareholder who intends to present a proposal at the 2006 Annual Meeting of Shareholders does not notify the Company of such proposal at a reasonable time prior to the date on which the Company mails its proxy materials, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2006 Proxy Statement.

SOLICITATION EXPENSES

The Company will bear the cost of this solicitation. The Company has engaged The Altman Group to assist with the distribution of proxies and to solicit proxies on behalf of the Company, for which The Altman Group will be paid $5,500 plus expenses. Solicitation will be made primarily by mail, but directors, officers, and employees of the Company may solicit proxies in person or by telephone or telecopy. The Company will request brokers, nominees, custodians, and fiduciaries to forward solicitation materials to obtain voting instructions from beneficial owners and will reimburse such parties for their reasonable expenses in connection therewith. In addition, the Company retains Computershare as its transfer agent, which assists in the distribution of proxies.

OTHER BUSINESS

The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of the Special Meeting of Stockholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

PARTICIPANTS

L-1 and Robert LaPenta may be deemed to be participants in the solicitation of proxies on behalf of the Company. As of the date hereof, L-1 does not own any securities of the Company and Mr. LaPenta owns 240,000 shares of our common stock which were purchased between May 10, 2005 and June 10, 2005.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

You may obtain any reports, statements or other information that we have filed with the SEC, without charge, by making an oral or written request to Viisage Technology, Inc., 296 Concord Road, Billerica, MA 01821, Telephone: (978) 932-2200, Attention: Investor Relations, or by sending an e-mail request to investor@viisage.com.

In addition, you may read and copy any reports, statements or other information that Viisage files with the SEC at the SEC’s public reference room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

You should rely only on the information contained in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date hereof (or as of an earlier date if so indicated in this Proxy Statement).

Annex A

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT is made as of October 5, 2005, by and among Viisage Technology, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 296 Concord Road, Third Floor, Billerica, Massachusetts 01821, and L-1 Investment Partners LLC, a limited liability company organized under the laws of the State of Delaware, with its principal offices at 177 Broad Street, Stamford, Connecticut 06901 (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE OF SECURITIES; USE OF PROCEEDS

1.1 Agreement to Issue, Sell and Purchase the Securities.

(a) At the Closing (as defined in Section 1.2), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, upon the terms and conditions hereinafter set forth, Nineteen Million Forty-Seven Thousand Six Hundred and Nineteen (19,047,619) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price per share of Five Dollars and Twenty-Five Cents ($5.25) for an aggregate purchase price of One Hundred Million Dollars ($100,000,000).

(b) At the Closing, the Company will issue to the Purchaser, upon the terms and conditions hereinafter set forth, (i) a warrant to purchase an aggregate of Three Million Two Hundred Thousand (3,200,000) shares of Common Stock at an exercise price of Five Dollars and Fifty Cents ($5.50) per share, such warrant to be in the form of Exhibit A attached hereto (the “First Warrant”); and (ii) a warrant to purchase an aggregate of Eight Hundred Thousand (800,000) shares of Common Stock at an exercise price of Five Dollars and Fifty Cents ($5.50) per share, such warrant to be in the form of Exhibit B hereto (the “Second Warrant” and collectively with the First Warrant, the “Warrants”). The shares of Common Stock issuable upon exercise of the Warrants are sometimes referred to herein as the “Warrant Shares”, and the Shares and the Warrants are sometimes collectively referred to herein as the “Securities”.

(c) The number of shares reflected in Sections 1.1(a) and (b) above shall be adjusted to give effect to the reverse stock split contemplated by Section 5.1(h).

1.2 Closing and Delivery of the Securities.

(a) Closing. The purchase and sale of the Securities (the “Closing”) shall occur at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts 02110 at 2:00 p.m. on the third business day following the date of the receipt of the Requisite Stockholder Vote (as defined in Section 5.1(g) below), or, if all other conditions contained in Article V have not been satisfied or waived on such date, the tenth Business Day after the date on which all of the conditions contained in Article V have been satisfied or waived (other than such conditions which shall be satisfied on the Closing Date), or at such other place, time, or date as may be mutually agreed to in writing by Purchaser and the Company. The day on which the Closing occurs is sometimes referred to herein as the “Closing Date”.

(b) Proceedings at Closing. All actions to be taken and all documents to be executed and delivered by the Company in connection with the consummation of the transactions contemplated at the Closing shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and all actions to be taken and all documents to be executed and delivered by Purchaser in connection with the consummation of the transactions contemplated at the Closing shall be reasonably satisfactory in form and substance to the Company and its counsel. All actions to be taken and all documents to be executed and delivered by all parties hereto at the Closing shall be deemed to have been taken and executed and delivered simultaneously, and no action shall be deemed taken nor any document executed or delivered until all have been taken, executed, and delivered.

(c) Delivery of the Securities. At the Closing, the Company shall deliver to the Purchaser one or more stock certificates and the Warrants registered in the name of the Purchaser, representing the Securities set forth in Section 1.1 above and bearing the legend specified in Section 3.7 hereof referring to the fact that the Securities were sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

1.3 Use of Proceeds. Eighty Five Million Dollars ($85,000,000) of the proceeds from the sale of the Securities (the “M&A Proceeds”) shall be used by the Company to finance mergers and acquisitions, including the payment of transaction costs and expenses associated with such transactions, and the balance may be used by the Company without restriction. The Strategic Committee of the board of directors of the Company (the “Board of Directors” or the “Board”) shall administer this restriction on the use of the M&A Proceeds and in no event shall the Board authorize the use of any portion of the M&A Proceeds for purposes other than the financing of mergers and acquisitions without the approval of the Chair of the Strategic Committee. Notwithstanding the foregoing, the Company may invest and reinvest the M&A Proceeds pending their use to finance mergers and acquisitions in (i) savings or interest bearing accounts which are readily marketable obligations of, or fully and unconditionally guaranteed (as to both principal and interest) by, the United States of America or an agency thereof; (ii) negotiable certificates of deposit evidencing direct obligations of any federally insured commercial bank or trust company organized and operating in the United States of America or Canada having capital and surplus and undivided profits of at least $100,000,000 and whose long term unsecured debt obligations have the highest or second highest rating available from Moody’s Investors Service, Inc., Standard & Poor’s or Fitch Investors Service; or (iii) shares of so-called “money market funds” registered under the Investment Company Act of 1940, as amended, organized and operating in the United States of America, having total net assets of $1,000,000,000 or more. Any interest or other income received on such investment or reinvestment of the M&A Proceeds shall be the property of the Company and may be used by the Company without restriction.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein) on the Company. The subsidiaries of the Company (the “Subsidiaries”) consist of Biometrica Systems, Inc., Viisage Technology AG, Trans Digital Technologies Corporation, Imaging Automation, Inc. and VIDS Acquisition Corp. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is qualified to do business as a foreign entity in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

2.2 Authorized Capital Stock. As of the date hereof, the Company’s authorized capital stock consists of (i) 75,000,000 shares of Common Stock, of which 48,140,838 shares were issued and outstanding as of October 5, 2005, and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), none of which are issued and outstanding. The Company has not issued any shares since January 1, 2005 other than pursuant to employee or director equity incentive plans or purchase plans approved by the Board and upon the exercise of options and warrants outstanding on such date. The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as set forth in Schedule 2.2 or as contemplated by this Agreement, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock and there are no agreements or commitments obligating the Company to repurchase, redeem, or otherwise acquire capital stock or other securities of the Company. Except as set forth in Schedule 2.2 or as contemplated by this Agreement, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. With respect to each Subsidiary, (i) the Company owns 100% of the Subsidiary’s capital stock, (ii) all the issued and outstanding shares of the Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, (iii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of any Subsidiary’s capital stock, and (iv) there are no agreements or commitments obligating any Subsidiary of the Company to repurchase, redeem, or otherwise acquire capital stock or other securities of the Company or its Subsidiaries.

2.3 Issuance, Sale and Delivery of the Securities. The Shares, the Warrants and Warrant Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, the Warrants, the Shares and the Warrant Shares, respectively, will be duly authorized, validly issued, fully paid and nonassessable. No further approval or authorization of the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

2.4 Due Execution, Delivery and Performance of the Transaction Documents. The Company has full legal right, corporate power and authority to enter into this Agreement, the First Warrant, the Second Warrant, the Registration Rights Agreement (as defined in Section 5.1(e) below) and the Lau Technologies Lock-Up Agreement (as defined in Section 5.1(f) below) (all such agreements and documents are collectively referred to herein as the “Transaction Documents”) and perform the transactions contemplated by the Transaction Documents. The Transaction Documents have been duly authorized, executed and delivered by the Company. Subject to the approval of the Company’s stockholders, the making and performance of the Transaction Documents by the Company and the consummation of the transactions therein contemplated will not (i) violate any provision of the organizational documents of the Company, (ii) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Subsidiary is a party or by which the Company or its properties, or any Subsidiary or such Subsidiary’s properties, may be bound or affected, or (iii) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any Subsidiary or any of their respective properties, in the case of clause (ii) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, other than such as have been made or obtained and except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Securities. Upon their execution and delivery, and assuming the valid execution thereof by the Purchaser and the other parties thereto, the Transaction Documents will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). For purposes of this Agreement, the term “Material Adverse Effect” shall mean: (a) a material adverse effect on the financial condition, properties, business or results of operations of the Company and the Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its material obligations under this Agreement; provided, however, that a Material Adverse Effect shall not include any event, change, effect, development, condition or occurrence arising out of or relating to (i) general economic or political conditions in the United States of America, (ii) conditions generally applicable to the industry in which the Company operates (except, in the case of clauses (i) and (ii) above, if the event, change, effect, development, condition or occurrence disproportionately impacts the business, assets or financial condition of the Company and the Subsidiaries, taken as a whole), and (iii) the public announcement of this Agreement or the consummation of the transactions contemplated hereby. A reduction in market price of the Company’s Common Stock on the Nasdaq National Market shall not, in and of itself, constitute a Material Adverse Effect.

2.5 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, at a meeting duly called and held, duly adopted resolutions to (i) approve the Transaction Documents and the consummation of the transactions contemplated thereby (including the issuance of the Securities), (ii) direct that this Agreement be submitted to a vote of the Company’s stockholders, and (iii) recommend that the Company’s stockholders approve this Agreement.

2.6 Valid Offering. Assuming the accuracy of the representations and warranties of Purchaser set forth in Article III, the offer, sale, and issuance of the Securities will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities Laws. Neither the Company nor any Person acting on its behalf will knowingly take any action that would cause the loss of any such exemption.

2.7 No Defaults. The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or, except as to defaults, violations and breaches which, individually or in the aggregate, would not reasonably be expected to be material to the financial condition, properties, business or results of operation of the Company and its Subsidiaries, taken as a whole, in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and, except as set forth in Schedule 2.7, there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company as defined in such documents, except such defaults which individually or in the aggregate would not reasonably be expected to be material to the financial condition, properties, business or result of operation of Company and its Subsidiaries, taken as a whole.

2.8 Properties. Each of the Company and its Subsidiaries has good and marketable title to all the properties and assets reflected as owned by it in the consolidated financial statements included in Company’s most recently filed Form 10-Q other than those which have been disposed of since the date of such financial statements, free and clear of all liens, mortgages, pledges, charges or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. All leased properties of the Company and its Subsidiaries are held under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and its Subsidiaries. The Company or a Subsidiary owns or leases all such properties as are necessary in all material respects to the Company’s operations as now conducted.

2.9 No Material Change. Except as set forth in Schedule 2.9, since July 3, 2005, (i) neither the Company nor any Subsidiary has incurred, other than in the ordinary course of business, any material liabilities or obligations which would be required under generally accepted accounting principles in the United States (“GAAP”) to be set forth on the Company’s balance sheet; (ii) neither the Company nor any Subsidiary has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock; (iv) neither the Company nor any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (v) there has not been any change in the capital stock of the Company other than the sale of the Securities hereunder and the issuance of shares or options pursuant to employee or director equity incentive plans or purchase plans approved by the Company’s Board of Directors or upon the exercise of options and warrants outstanding on such date, or indebtedness material to the Company (other than in the ordinary course of business), (vi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement, (vii) the Company has not granted any increase in the base compensation of any of its directors, officers and employees outside the ordinary course of business, (viii) the Company has not entered into, adopted, amended, modified or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Company Plan), outside the ordinary course of business which, individually or in the aggregate, would have had or would reasonably be expected to have a Material Adverse Effect, and (ix) there have been no events or occurrences which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

2.10 Material Contracts. Schedule 2.10 sets forth the following types of written contracts, agreements, indentures, notes, bonds, loans, instruments, leases, commitments, or other arrangements or commitments (collectively, “Contracts”) to which the Company or any of its Subsidiaries is a party to or by which it is bound (collectively, the “Material Contracts”): (i) Contracts with any current or former officer or director of the Company; (ii) Contracts with any labor union or association representing any employee of the Company or any of its Subsidiaries; (iii) Contracts for the exclusive license or sale of any material assets of the Company or any of its Subsidiaries other than in the ordinary course of business or for the grant to any Person of any preferential rights to purchase or license any of their assets; (iv) joint venture Contracts; (v) Contracts containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any Person in any geographical area; (vi) Contracts relating to the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other Person; (vii) Contracts relating to material indebtedness; (viii) Contracts granting any registration or similar rights in respect of securities of the Company or any of its Subsidiaries; (ix) Contracts that represented more than $500,000 of revenue for the fiscal year ended December 31, 2004; or (x) any other Contracts that involve the expenditure of more than $500,000 in the aggregate or $250,000 annually. There have been made available to Purchaser true and complete copies of all of the Material Contracts. All of the Material Contracts are in full force and effect and are the legal, valid, and binding obligations of the Company and/or its Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). To the Company’s knowledge, after due inquiry of each program manager or other employee responsible for any Material Contract, neither the Company nor any of its Subsidiaries is in default in any material respect under any Material Contract, nor is any other party to any such Material Contract in default thereunder in any material respect. The Company has not received any written notice of termination under any Material Contract.

2.11 Intellectual Property.

(a) Schedule 2.11(a) sets forth an accurate and complete list of all patents, registered marks, pending applications for registrations of any marks, registered copyrights and pending applications for registration of any Copyrights owned or filed by the Company or any of its Subsidiaries. Schedule 2.11(a) lists the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which any application for such issuance and registration has been filed.

(b) Except as set forth on Schedule 2.11(b), to the knowledge of the Company, the Company and/or one of its Subsidiaries is the sole and exclusive owner of, or has valid and continuing rights to use, sell or license, all of the Company Intellectual Property and Company Technology. To the knowledge of the Company, the use, practice or other commercial exploitation of the Company Intellectual Property by the Company or any of its Subsidiaries and the manufacturing, licensing, marketing, importation, offer for sale, sale or use of the Company Technology, and the operation of the Company’s and its Subsidiaries’ businesses do not infringe, constitute an unauthorized use of or misappropriate any United States Intellectual Property Rights of any third Person. Neither the Company nor any of its Subsidiaries is a party to or the subject of any pending or, to the knowledge of the officers of the Company, threatened suit, action, investigation or proceeding which involves a claim against the Company or any of its Subsidiaries, of infringement, unauthorized use, or violation of any Intellectual Property Rights of any Person, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property or contesting the right of the Company or any of its Subsidiaries to use, sell, exercise, license, transfer or dispose of any Company Intellectual Property or Company Technology, or any products, processes or materials covered thereby in any manner.

(c) To the knowledge of the Company, no Person (including employees and former employees of the Company or any of its Subsidiaries) is infringing, violating, misappropriating or otherwise misusing any Company Intellectual Property, and, except as set forth in Schedule 2.11(c), neither the Company nor any of its Subsidiaries has made any such claims against any Person (including employees and former employees of the Company or any of its Subsidiaries) in the previous three (3) years.

(d) No Trade Secret or any other non-public, proprietary information material to the businesses of the Company or any of its Subsidiaries as presently conducted has been authorized to be disclosed or, to the knowledge of the Company, has been actually disclosed by the Company or any of its Subsidiaries to any employee or any third Person other than (i) pursuant to a confidentiality or non-disclosure agreement restricting the disclosure and use of the Company Intellectual Property or Company Technology, or (ii) to such employees or third persons who otherwise have a duty of confidentiality to the Company or its Subsidiaries. The Company and its Subsidiaries have taken all commercially reasonable steps to protect and preserve the confidentiality of all Trade Secrets and any other confidential information of the Company or its Subsidiaries.

(e) Schedule 2.11(e) sets forth a correct and complete list of all Software that is (i) owned exclusively by the Company or any of its Subsidiaries; or (ii) licensed to the Company or its Subsidiaries (other than software that is available on reasonable terms through commercial distributors or in consumer retail stores), in each case that is material to the operation of their businesses.

(f) Except as set forth in Schedule 2.11(f), to the knowledge of the Company, no Publicly Available Software (including, without limitation, all derivative works thereof) (i) was used in connection with the development or modification of any Software owned by the Company or any of its Subsidiaries, (ii) forms part of the Technology owned by the Company or any Subsidiary, or (iii) is, in whole or in part, embodied or incorporated into proprietary products owned by the Company or its Subsidiaries and distributed or sold to third parties.

(g) For purposes of this Agreement:

(i) “Company Intellectual Property” means all Intellectual Property Rights owned by or licensed to the Company or any of its Subsidiaries.

(ii) “Company Technology” means all Technology owned by or licensed to the Company or any of its Subsidiaries.

(iii) “Intellectual Property Rights” shall mean all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (A) patents, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof (collectively, “Patents”); (B) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, Internet domain names, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing (collectively, “Marks”), (C) copyrights, whether registered or unregistered (including copyrights in computer software programs), mask work rights and registrations and applications therefor (collectively, “Copyrights”); (D) confidential and proprietary information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions, concepts, trade secrets, discoveries, ideas and technical data and information, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, “Trade Secrets”); and (E) all applications, registrations and permits related to any of the foregoing clauses (A) through (D).

(iv) “Publicly Available Software” means any Software that is distributed as “open source” or “free” Software (including any Software licensed pursuant to a GNU public license) or other Software that requires as a condition of distribution that other Software incorporated into, derived from or distributed with such Software (a) be disclosed or distributed in source code form, (b) be licensed for the purpose of making derivative works or (c) be redistributable at no charge.

(v) “Software” means computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and all documentation, including user manuals and training materials related to any of the foregoing.

(vi) “Technology” means, collectively, all designs, formulas, algorithms, procedures, techniques, ideas, know-how, Software (whether in source code, object code or human readable form), databases and data collections, Internet websites and web content, tools, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, developments, creations, improvements, works of authorship, other similar materials and all recordings, graphs, drawings, reports, analyses, other writings and any other embodiment of the above, in any form or media, whether or not specifically listed herein, and all related technology, documentation and other materials used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

2.12 Compliance. The Company and each of its Subsidiaries has complied in all material respects with each Law binding on it or on any of its assets or properties and is not currently in violation of any such Law, and there have been no written notices or orders of noncompliance issued to the Company of any of its Subsidiaries under or in respect of any such Law, the noncompliance with which would reasonably be expected to result in Material Adverse Effect. “Law” means any judgment, order, or statute, law (including common law), ordinance, rule, permit or regulation applicable to the Company or its Subsidiaries or their respective businesses, properties or assets.

2.13 Litigation. Except as set forth in Schedule 2.13, there is no action, suit, proceeding, claim, arbitration or investigation pending, or, to the Company’s knowledge, threatened, before any agency, court, tribunal or governmental entity, foreign or domestic, against the Company or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by the Transaction Documents. Neither the Company nor any of its Subsidiaries has received any notice or assertion of such an action, suit, proceeding, claim, arbitration or investigation. There is no order of any governmental entity binding on the Company, any of its Subsidiaries, or any of their respective assets or properties.

2.14 Labor. Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement, and no employees of the Company or any of its Subsidiaries are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Company’s Knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the Company’s Knowledge, there have been no organizing activities involving the Company or any of its Subsidiaries in respect of any group of employees of Company or any of its Subsidiaries. There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations, or material grievances or other material labor disputes pending or, to the Company’s Knowledge, threatened against or involving the Company or any of its Subsidiaries.

2.15 Taxes. (a) The Company has timely filed all Tax Returns required to filed by or on behalf of the Company or any Subsidiary (taking in consideration appropriate extensions for filing) and has fully paid or adequately accrued all Taxes payable by the Company and the Subsidiaries. All such Tax Returns are correct and complete in all respects. No tax deficiency has been or might be asserted or threatened against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(b) No audit or other administrative or court proceedings are pending with any governmental authority with respect to Taxes of the Company or any of its Subsidiaries, and no written notice thereof has been received. No claim has been made by a taxing authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(c) The Company and the Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) The Company and the Subsidiaries have never participated in any reportable or listed transaction as defined under Section 6011 of the Code.

(e) For purposes of this Agreement: (x) “Taxes” shall mean (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any governmental authority in connection with any item described in clause (A), and (C) any transferee liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise, and (y) “Tax Returns” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.16 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

2.17 Employee Benefits.

(a) The Company Plans (as defined below) have been maintained, in all material respects, in accordance with their terms and with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Internal Revenue Code of 1986, as amended (the “Code”) and any other applicable Laws. The “Company Plans” means (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), (ii) all other employee benefit plans, policies, agreements or arrangements, and (iii) all payroll practices, including employment, consulting or other compensation agreements, or bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, health, life insurance and educational assistance plan, policies, agreements or arrangements with respect to which the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise, for current or former employees, consultants or directors of the Company or any of its Subsidiaries.

(b) Neither the Company, any of the Subsidiaries nor any “party in interest” or “disqualified person” with respect to the Company Plans has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA for which the Company or any Subsidiary could incur a material liability. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Plan for which the Company or any Subsidiary could incur a material liability.

(c) The Company Plans intended to qualify under Section 401 or other tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code are so qualified, and any trusts intended to be exempt from federal income taxation under the Code are so exempt. Nothing has occurred with respect to the operation of the Company Plans that could cause the loss of such qualification or exemption, or the imposition of any material liability, penalty or tax under ERISA or the Code.

(d) Neither the Company, any of the Subsidiaries, nor any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with any of them under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”) or to which the Company, any of the Subsidiaries and any ERISA Affiliate has ever contributed or ever been obligated to contribute to an “employee benefit plan” subject to Title IV of ERISA or a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(e) Except as set forth on Schedule 2.17(e), none of the Company Plans provide for post-employment life or health insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidate Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) (“Retiree Benefits”).

(f) All amendments and actions required to bring the Company Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

(g) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans or by law (without regard to any waivers granted under Section 412 of the Code), have been timely made, and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the balance sheet on or prior to the Closing Date.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated in this Agreement will (i) result in any payment becoming due to any employee (current, former or retired) of the Company or any of its Subsidiaries (“Employees”), (ii) increase any benefits otherwise payable under any Company Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

2.18 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

2.19 Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company and it Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect. Except as set forth on Schedule 2.19, there are no pending claims against any such insurance policy as to which the insurers have denied liability.

2.20 Real Property. Neither the Company nor any of its Subsidiaries owns any real property in fee.

2.21 Material Customers and Suppliers. Since July 1, 2005, no material customer or supplier of the Company or its Subsidiaries, including but not limited to the United States Department of State and any other state or federal agency, has given the Company or its Subsidiaries any written notice terminating, suspending, or reducing in any material respect, or specifying an intention to terminate, suspend, or reduce in any material respect in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer or supplier and the Company or its Subsidiaries, and there has not been any materially adverse change in the business relationship of the Company or its Subsidiaries with any such customer or supplier.

2.22 Corrupt Practices. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.23 SEC Filings; Financial Statements.

(a) The Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 2004, which are available to the Purchaser on the website maintained by the SEC at http://www.sec.gov (the “SEC Website”). All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein collectively as the “Company SEC Reports”. In addition, all exhibits to the Company SEC Reports are available on the SEC Website. All documents required to be filed as exhibits to the Company SEC Reports have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms or whose failure to be so could not reasonably be expected to have a Material Adverse Effect on the Company, and neither the Company nor any of its Subsidiaries is in default thereunder, except where any such default has not resulted in or would not reasonably be expected to result in a Material Adverse Effect on the Company. As of their respective filing dates, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financials”), including any Company SEC Reports filed after the date hereof until the Closing, (i) complied or will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, (ii) was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are reasonably expected to be subject to normal and recurring year-end adjustments which were not or will not be material in amount. There has been no material change in the Company’s accounting policies except as described in the notes to the Company Financials. The balance sheet of the Company contained in the Company SEC Report for the quarter ended July 3, 2005, is hereinafter referred to as the “Company Balance Sheet”. Neither the Company nor any of its Subsidiaries had any obligations or liabilities (absolute, accrued, contingent or otherwise) of any nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except liabilities (i) provided for in the Company Balance Sheet, (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, or (iii) which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(c) The Company has heretofore made available to the Purchaser complete and correct copies of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

2.24 Internal Accounting Controls. Except as set forth in Schedule 2.24, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in Schedule 2.24, the Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Act”). Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company, as applicable) has made all certifications required under Sections 302 and 906 of the Act and the related rules and regulations promulgated thereunder.

2.25 Corporate Records. The Company has delivered or made available to Purchaser true and complete copies of the Certificate of Incorporation and bylaws (in each case as amended to the date of this Agreement) of the Company and the Certificate of Incorporation and bylaws (or other comparable organizational or governance documents) of each of its Subsidiaries. The minute books of the Company and each of its Subsidiaries previously made available to Purchaser contain complete and accurate minutes of all meetings of the board of directors of the Company and its Subsidiaries (and all committees thereof) ratified as of the date hereof and accurately reflect all other corporate action of the stockholders and board of directors of the Company and its Subsidiaries (and all committees thereof) to the date hereof, including all amendments and corrections.

2.26 Nasdaq Compliance and Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Securities and the listing thereof on the Nasdaq National Market.

2.27 Proxy Statement. The information supplied by the Company for inclusion in the proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of the Company in connection with the meeting of the Company’s stockholders to consider the approval of the transactions contemplated by this Agreement (the “Company Stockholders’ Meeting”) shall not, on the date the Proxy Statement is first mailed to the Company’s stockholders, at the time of the Company Stockholders’ Meeting and at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders’ Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Closing, any event or information should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform the Purchaser. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Purchaser which is contained in the Proxy Statement.

2.28 Addition of Mr. Robert LaPenta to the Board of Directors. The Board has approved the appointment of Mr. Robert LaPenta as a member and Chairman of the Board of Directors of the Company, subject to the consummation of the transactions contemplated hereby.

2.29 Fairness Opinion. The Company has received an opinion from USBX Advisory Services, LLC, dated as of October 5, 2005, to the effect that as of such date, the financial consideration provided for in this Agreement is fair to the Company and its shareholders from a financial point of view.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

The Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

3.1 Investment Representations and Covenants. The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities including the Securities and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the number of Securities set forth in Section 1.1 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities within the meaning of Section 2(11) of the Securities Act; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Purchaser has, in connection with its decision to purchase the number of Securities set forth in Section 1.1 above, relied solely upon the SEC Documents and the documents referenced therein and the representations and warranties of the Company contained herein; and (v) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.

3.2 Authorization; Validity of Transaction Documents. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into the Transaction Documents and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents, and (ii) upon the execution and delivery of the Transaction Documents, assuming the valid execution thereof by the Company and the other parties thereto, the Transaction Documents shall constitute valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 No Conflict. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by the Purchaser will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation ordinance, material contract or agreement, instrument, judgment, decree or order to which the Purchaser is a party or by which it is bound, except as would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby.

3.4 No Legal, Tax or Investment Advice. The Purchaser understands that nothing in the Transaction Documents, the SEC Documents or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

3.5 Access to Information; Due Diligence Complete. The Purchaser acknowledges that it has had a reasonable opportunity to inspect and evaluate the assets, liabilities, business and prospects of the Company and each Subsidiary. The Purchaser has sufficient experience in evaluating and investing in companies similar to the Company and each Subsidiary so that it is capable of evaluating the merits and risks of the transactions contemplated by the Transaction Documents and of protecting its own interests. The Purchaser has requested all information, made all inquiries, made inspection, received responses and done all other things it deems appropriate in evaluating the transactions contemplated by the Transaction Documents.

3.6 Information in Proxy Statement. The information supplied by the Purchaser for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Company’s stockholders, at the time of the Company Stockholders’ Meeting and at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the Closing, any event or information should be discovered by the Purchaser which should be set forth in a supplement to the Proxy Statement, the Purchaser shall promptly inform the Company of the same. Notwithstanding the foregoing, the Purchaser makes no representation or warranty with respect to any information supplied by the Company which is contained in the Proxy Statement.

3.7 Restrictive Legend. The Purchaser understands that, subject to Section 4.4 (Lock-Up Agreement), until such time as a registration statement covering the Securities has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

3.8 Sufficient Funds. The Purchaser currently has sufficient funds to consummate the purchase of the Shares and such funds will remain available at the Closing.

ARTICLE IV

COVENANTS

4.1 Board Representation.

(a) On or prior to the Closing Date, the Board of Directors of the Company shall be expanded by three positions thereby creating three vacancies on the Board. Mr. Robert LaPenta shall be appointed, immediately following the Closing Date, to fill one of these vacancies as a member and Chairman of the Board, serving in a non-executive capacity. If Mr. Robert LaPenta is unable or ceases to serve on the Board for any reason, the Purchaser shall have the right to recommend to the Governance and Nominating Committee for nomination by the Board one new director (to replace Mr. Robert LaPenta as a member of the Board), who need not qualify as an “independent director” (as that term is defined in Rule 4200 of the National Association of Securities Dealers, Inc. or any comparable regulation to which the Company may be subject from time to time) (“Independent Director”), and who shall be the successor Chairman of the Board if approved by the Board (provided that if such individual is rejected by the Board, the Purchaser shall have the right to recommend up to two more candidates to serve as successor Chairman, subject to Board approval, and provided further that if the Board rejects such two additional candidates, Purchaser will retain the rights set forth below to continue recommending candidates to replace Mr. LaPenta, but not as Chairman of the Board). The Purchaser shall have the right to recommend two additional directors to the Governance and Nominating Committee for nomination by the Board to fill the remaining two vacancies created by the expansion, which directors, upon appointment, must each qualify as an Independent Director for all Committee purposes. If one or more candidates recommended by the Purchaser pursuant to this Section are rejected by the Committee or the Board, the Purchaser shall have an ongoing right to recommend candidates to fill the aforementioned vacancies until three candidates are qualified and accepted and there are no remaining vacancies on the Board. Each director recommended to the Board by the Purchaser is referred to herein as a “Purchaser Designee”. For so long as Purchaser owns, in the aggregate, at least 20% of the outstanding shares of Common Stock of the Company (the “Required Interest”), the Purchaser shall be entitled to nominate three Purchaser Designees to the Company’s Board of Directors. In the event that the Purchaser owns an interest in the Company that is less than the Required Interest but equal to or greater than 15% of the outstanding shares of Common Stock of the Company (the “Minimum Interest”), and Purchaser currently has three Purchaser Designees serving on the Board of Directors, then, unless otherwise agreed by a majority of the Board other than the Purchaser Designees, the Purchaser shall cause one of the two Purchaser Designees who are “independent directors” to resign within ten (10) business days, the Board of Directors shall be reduced by one member and thereafter the Purchaser shall be entitled to nominate two members to the Company’s Board of Directors (until such time as the aggregate interest owned by Purchaser shall be less than the Minimum Interest, whereupon Purchaser shall, unless otherwise agreed by a majority of the Board other than the Purchaser Designees, within ten (10) business days cause the remaining two Purchaser Designees to resign and the Purchaser shall have no further rights under this Section 4.1). At least ninety (90) days prior to each annual meeting of stockholders at which Purchaser Designees will stand for election, the Purchaser shall provide written notice to the Company indicating the Purchaser Designees that it will nominate at such annual meeting, and such notice shall set forth as to each person proposed for nomination all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the related proxy statement as a nominee and to serving as a director if elected).

(b) The Company shall use its reasonable best efforts at all times to take such action as is necessary to ensure that the Governance and Nominating Committee of the Board of Directors (or the full Board if there is no such committee) of the Company shall nominate and recommend to the stockholders of the Company that the stockholders of the Company shall elect the Purchaser Designees to the Board of Directors. As a condition precedent to the inclusion of any Purchaser Designee on any slate of nominees to be recommended to stockholders by the Board of Directors pursuant to Section 4.1(a), the Governance and Nominating Committee of the Board (or the full Board if there is no such committee) may review the information provided pursuant to Section 4.1(a) to evaluate in good faith such Purchaser Designee’s character and fitness to serve as a director. If the Governance and Nominating Committee of the Board (or the full Board if there is no such committee) determines in good faith that any such Purchaser Designee lacks the character or fitness to serve as a director based on applicable legal and reasonable commercial standards, the Governance and Nominating Committee of the Board (or the full Board if there is no such committee) shall inform the Purchaser of such determination, and the Purchaser shall then have the right to propose alternative Purchaser Designees in accordance with Section 4.1(a) above reasonably acceptable to the Company. All Purchaser Designees elected to the Board of Directors shall receive, during the period in which they serve, any and all benefits provided to the other non-executive members of the Board of Directors of the Company.

(c) Mr. Robert LaPenta shall have the right to invite representatives of the Purchaser to attend, but not vote, as observers at the open portion of each meeting of the Board of Directors, including telephonic meetings, provided that each such representative has executed and delivered to the Company a confidentiality agreement in a form reasonably satisfactory to the Company.

(d) The Board shall establish a new Strategic Committee consisting of the following five (5) directors so long as they remain members of the Board: Mr. Robert LaPenta as Chair of the Committee, Mr. Denis Berube, the Company’s Chief Executive Officer serving ex-officio, and two other directors recommended by Mr. Robert LaPenta, only one of whom may be a Purchaser Designee. The Board shall adopt a charter in substantially the form of Exhibit E hereto (the “Strategic Committee Charter”), which shall serve as the directive of the Strategic Committee. The Strategic Committee Charter shall not be amended without the approval of the Chair of the Strategic Committee, which approval shall not be unreasonably withheld. The Strategic Committee may, and it is anticipated that the Strategic Committee will, retain consultants and other service providers, including affiliates of the Purchaser, to provide support to the Strategic Committee and to management, on terms and conditions that are approved by a majority of the disinterested members of the Board of Directors.

(e) Subject to availability on reasonable terms and at a reasonable cost, for so long as any Purchaser Designee remains on the Board of Directors, the Company shall maintain directors’ and officers’ liability insurance with an insurer which maintains a rating of not less than A- by Fitch or A.M. Best with at least the current level of coverage and, in addition, shall consult in good faith with Purchaser with respect to (i) the renewal of existing policies and (ii) side A excess terms and conditions coverage in an amount reasonably satisfactory to Purchaser.

(f) Mr. Robert LaPenta and each Purchaser Designee shall be required to comply with the same policies and restrictions as each of the other members of the Board including but not limited to the Company’s Governance Policy, Insider Trading Policy and Code of Ethics and Standards of Conduct.

(g) Notwithstanding anything herein to the contrary, the responsibility and authority of the Board shall not be altered as a result of the transactions contemplated by this Agreement and the Board shall continue to act in accordance with the Company’s certificate of incorporation, bylaws, the Company’s Governance Policy and the various committee charters. The current Board members shall remain in office, though it is anticipated that the size of the Board may be reduced to ten through attrition, as determined by the Board. The current Chairman of the Board, Mr. Denis K. Berube, shall remain a director and, in accordance with Section 4.1(d) above, shall be appointed as a member of the Strategic Committee. The current Chief Executive Officer, Mr. Bernard C. Bailey, shall continue in such capacity subject to the terms and conditions of any employment agreement he may have with the Company, shall remain a director and shall serve as an ex-officio member of the Strategic Committee.

(h) It is understood and agreed that the Company’s Board of Directors is subject to fiduciary duties under applicable law, and that the Company’s stockholders have rights with respect to the composition of the Board of Directors under applicable law and the Company’s organizational documents. Accordingly, for purposes of this Section 4.1, all obligations of the Company under paragraphs (a), (b) and (d) hereof shall be deemed to be “to use reasonable best efforts” to cause the intended action to be taken, recognizing that the

Company cannot guaranty what action its Board of Directors or stockholders may take in the future. In the event that the Board of Directors of the Company shall not cause any action to be taken under paragraphs (a), (b) and (d) hereof, the Purchaser shall be entitled to the following remedies:

(i) A full acceleration of the vesting of the Warrants so as to make the Warrants immediately exercisable; and

(ii) Upon each failure to comply with the provisions of paragraphs (a), (b) and (d) hereof, to appoint an additional director to the Board of Directors of the Company. Such director shall resign immediately after the default is cured to the Purchaser’s reasonable satisfaction.

4.2 Efforts. The Company and Purchaser will use their reasonable best efforts to cause the conditions specified in Article V hereof to be satisfied as soon as practicable. At and from time to time after the Closing, at the request of any party hereto, the other party shall execute and deliver such additional certificates, instruments, and other documents and take such other actions as such party may reasonably request in order to carry out the purposes of this Agreement.

4.3 Lock-Up Agreement. Except in connection with a Change of Control (as defined below), the Purchaser shall not, without prior written approval of the Company, directly or indirectly, sell, offer or agree to sell, contract to sell, grant any option for the sale of, make any short sale, pledge, or enter into any hedging transaction that could result in a transfer of, or otherwise dispose of (1) the Shares, (2) the Warrants or (3) the shares of Common Stock issuable upon exercise of the Warrants, in each case, for a period commencing as of the Closing and ending on the first anniversary of the Closing. For purposes of this Agreement, a “Change of Control” shall mean (x) the consummation of any of the following transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, (ii) the merger of the Company into or its consolidation with any other entity in which the Company is not the surviving entity (other than a wholly-owned subsidiary of the Company) or (iii) any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of; or (y) individuals who, immediately after giving effect to the Closing, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be an Incumbent Director.

4.4 Conduct of the Business.

(a) Between the date hereof and the Closing Date, the Company will, and will cause its Subsidiaries to, (i) conduct the business of the Company and its Subsidiaries only in the ordinary course of business consistent with past practice in all material respects, (ii) maintain in good repair all of the material assets and properties of the Company and its Subsidiaries consistent with past practices, and (iii) preserve intact in all material respects the current business operations of the Company and its Subsidiaries, keep available the services of the officers and employees of the Company and its Subsidiaries, and preserve the Company’s and each of its Subsidiary’s relationships with customers, suppliers, licensors, and others having business relationships with the Company or any of its Subsidiaries, consistent with past practices.

(b) Without limiting the generality of Section 4.5(a), and except as otherwise expressly provided in this Agreement, neither the Company nor any of its Subsidiaries will, without the prior written consent of Purchaser:

(i) amend its certificate of incorporation or bylaws (or other applicable organizational or governance documents) or take any action in respect of such amendment;

(ii) authorize for issuance, issue, sell, deliver, or agree or commit to issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any stock of any class or series or any other securities convertible into or exercisable or exchangeable for any stock or any equity equivalents (other than the grant of employee or director stock options and other equity awards in the ordinary course of business);

(iii) (A) split, combine, or reclassify any shares of its capital stock; (B) declare, set aside, or pay any dividend or make any other distribution or payment (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; (C) make any other actual, constructive, or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (D) redeem, repurchase, or otherwise acquire any securities of the Company or any of its Subsidiaries;

(iv) fail to comply in any material respect with any material Law;

(v) adopt or become obligated to contribute to (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), or (iii) any “welfare benefit plan” (as defined in Section 3(1) of ERISA) providing for Retiree Benefits;

(vi) intentionally take any action, or knowingly omit to take any action, that would or would reasonably be expected to result in (i) any representation or warranty of the Company set forth in Article II becoming untrue or (ii) any of the conditions to the obligations of Purchaser set forth in Section 5.2 not being fully satisfied; or

(vii) agree or commit to agree (in writing or otherwise) to do any of the foregoing.

4.5 Preparation of Proxy Statement; Stockholders Meeting.

(a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a Proxy Statement. The Company shall use reasonable best efforts to have the Proxy Statement cleared by the SEC and its staff under the Exchange Act, as promptly as practicable after such filing. The Company shall cause the Proxy Statement to be mailed to holders of Company Common Stock as promptly as practicable after Proxy Statement is cleared by the SEC. Without limiting any other provision herein, the Proxy Statement will contain such information and disclosure so that the Proxy Statement conforms in form and substance to the requirements of the Exchange Act.

(b) The Company shall promptly notify Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply the Purchaser with copies of all correspondence between the Company or any of its representatives and the SEC or its staff. The Company and the Purchaser shall cooperate with each other and provide to each other all information necessary in order to prepare the Proxy Statement as expeditiously as practicable.

(c) If at any time prior to the stockholders vote there shall occur any event with respect to the Company or any of Company Subsidiaries, or with respect to other information supplied by Company for inclusion in the Proxy Statement, which event is required to be described in an amendment of or a supplement the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company.

(d) The Company shall, as soon as practicable following the date hereof, duly call, give notice of, convene and hold a meeting of its stockholders (the ”Company Stockholders Meeting”) for the purpose of seeking the Requisite Stockholder Vote. The Company shall, through the Board of Directors, recommend to its stockholders that they give the Requisite Stockholder Vote, except to the extent that the Board of Directors shall have withdrawn or modified its recommendation of this Agreement.

4.6 Non-Competition. Until the earlier of the termination of this Agreement in accordance with Article VI or the Closing Date, the Purchaser will not make any equity investment in any entity in the identification solutions or biometrics markets without the Company’s prior written consent, other than potential investments that have been identified by the Purchaser to the Company in writing prior to the date of this Agreement.

4.7 No Shop Agreement. Until the earlier of the termination of this Agreement in accordance with Article VI or the Closing Date, the Company will not, and will not cause nor permit any of its Subsidiaries or affiliates or any of its or their directors, officers, employees, agents or representatives to, (a) negotiate, authorize, recommend, enter into or propose to enter into, with any person other than the Purchaser or persons designated by the Purchaser, any transaction involving (directly or indirectly) an issuance, sale or acquisition of 5% or more of any class or series of securities of the Company or any of its Subsidiaries, a sale or lease of material assets by the Company or any of its Subsidiaries (other than in the ordinary course of the Company’s business consistent with past custom and practice), or any merger, recapitalization, business combination, strategic alliance, joint venture or similar transaction involving the Company or any of its Subsidiaries (a “Competing Transaction”), (b) continue to engage in any pending discussions or negotiations with any third party concerning any previously proposed Competing Transaction, (c) encourage, solicit or initiate discussions, negotiations or submissions of proposals, indications of interest or offers in respect of a Competing Transaction, or (d) furnish or cause to be furnished to any person any information in furtherance of a Competing Transaction. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or the Company’s Board of Directors between the date of this Agreement and prior to the date of the meeting of the Company’s stockholders at which they will vote on the transactions contemplated by this Agreement from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal (as defined below); (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Company’s Board of Directors determines in good faith (after consultation with outside legal counsel) and by a majority vote of the Board that such action would be required in order for the directors to comply with their respective fiduciary duties under applicable law, (ii) in each such case referred to in clause (A) or (B) above, the Company’s Board of Directors also determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to lead to a Superior Proposal (as defined below), and (iii) in the case referred to in clause (C) above, (w) the Company’s Board of Directors also determines in good faith and by a majority of the Board that such Acquisition Proposal is a Superior Proposal, (x) the Company’s Board of Directors has given the Purchaser two (2) business days’ prior written notice of its intention to recommend such Acquisition Proposal to the stockholders of the Company, (y) the Company’s Board of Directors has considered any changes to this Agreement (if any) proposed by the Purchaser, and (z) the Company’s Board of Directors has determined in good faith and by a majority vote of the Board, after consultation with the Company’s outside legal counsel, that such unsolicited proposal remains a Superior Proposal even after the changes proposed by the Purchaser. Nothing contained in this Agreement shall prevent the Company or the Company’s Board of Directors from complying with its disclosure obligations under Rule 14d-9 or 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. If the Company receives any inquiry, proposal, indication of interest or offer with respect to a Competing Transaction, the Company will promptly notify the Purchaser of the same and the terms thereof in writing.

For purposes of this Agreement, an “Acquisition Proposal” shall mean (1) a bona fide proposal by any person (other than the Purchaser) to the Company or its stockholders to engage in any Competing Transaction, (2) a public statement by any person (other than the Purchaser) to the Company or its stockholders of such person’s intention to make a proposal to engage in a Competing Transaction or (3) the filing by any person (other than the Purchaser) of an application or notice with any governmental authority to engage in a Competing Transaction. A “Superior Proposal” shall be a bona fide Acquisition Proposal that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation) and the Person making the proposal and, if consummated, is reasonably likely to result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated hereby.

4.8 Standstill. Until the earliest of (i) the termination of this Agreement in accordance with Article VI, (ii) the Closing Date or (iii) a third party publicly making an Acquisition Proposal, the Purchaser will not, and will not cause nor permit any of its subsidiaries or affiliates or any of its or their directors, officers, employees, agents or representatives, directly or indirectly, without the prior written consent of the Company, to (a) acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any voting securities of the Company (other than pursuant to this Agreement) or substantially all of the assets of the Company, (b) propose to enter into, directly or indirectly, any merger, consolidation, recapitalization, business combination or other similar transaction involving the Company, (c) make, or in any way participate in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of the Company, (d) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company, (e) otherwise act, alone or in concert with others, to seek to control the Board of Directors of the Company, (f) publicly disclose any intention, plan or arrangement inconsistent with the foregoing, or (g) knowingly advise, assist or encourage any other persons in connection with any of the foregoing.

4.9 Injunctive Relief. Each party acknowledges that any breach or threatened breach of the provisions of Sections 4.1, 4.5(d), 4.6, 4.7, 4.8 or 4.16 of this Agreement will cause irreparable injury to the other party for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the non-breaching party shall be entitled, in addition to the exercise of other remedies, to seek and (subject to court approval) obtain injunctive relief, without necessity of posting a bond, restraining the breaching party from committing such breach or threatened breach. The right provided under this Section 4.10 shall be in addition to, and not in lieu of, any other rights and remedies available to the parties.

4.10 Access to Information. The Purchaser shall have the following management rights as long as it continues to beneficially own the Shares or the Warrants: (a) to receive the same information as is provided to members of the Board and the board of directors of its majority-owned subsidiaries; and (b) to access any other Company information as approved by the Board, subject to the Company’s insider policies and applicable regulatory requirements. Further, Purchaser will be permitted to consult on a regular basis with Company management with respect to the business and affairs of the Company and the Subsidiaries and, if requested by Purchaser, exercise other “management rights” as are necessary to qualify the securities of the Company owned by Purchaser as a “venture capital investment” within the plan asset regulations under ERISA (Department of Labor Regulation 2510.3-101).

4.11 Conflicts of Interest. The Purchaser and the Company recognize that Mr. Robert LaPenta shall have, as a director, fiduciary responsibilities, duties and obligations to the Company and its stockholders. The Purchaser and the Company also recognize that Mr. Robert LaPenta has fiduciary responsibilities, duties and obligations to the Purchaser and its affiliates (including its general and limited partners). To the extent that a conflict arises regarding potential investment opportunities, the Purchaser’s portfolio, companies or affiliates, or otherwise, then the Purchaser shall bring the potential conflict and a proposed resolution to the attention of the Company’s Board of Directors and the applicable advisory board representing the interests of the Purchaser and its affiliates. If it is determined that a conflict exists, the independent members of the respective boards shall decide on a resolution which could include Mr. Robert LaPenta recusing himself from any active involvement (other than as passive investor) on behalf of Company or the Purchaser or its affiliates in the matter giving rise to the conflict (the “Conflict Policy”). Provided that all the material facts relating to the conflict are disclosed by Mr. LaPenta to the Board and Mr. LaPenta adheres to the resolution of the conflict that is approved by the majority of the disinterested members of the Board, Mr. LaPenta will be presumed, with respect to such conflict, to (i) have satisfied and fulfilled the fiduciary duty of a director and stockholder, (ii) have acted in good faith and in a manner that Mr. LaPenta reasonably believes to be in or not opposed to the best interest of the Company and (iii) not have breached his duty of loyalty to the Company or derived an improper benefit therefrom. This provision shall not relieve the Board of its fiduciary obligations to the Company and its shareholders including, without limitation, its obligations under Section 145(d) of the Delaware General Corporation Law.

4.12 Covenants.

(a) Each party hereto shall take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and shall use its reasonable best efforts to obtain, as promptly as practicable, (i) all authorizations, consents, orders and approvals of all Governmental Entities that may be or become necessary for such party’s execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Transaction Documents, including without limitation under the HSR Act, and (ii) all approvals and consents required under all Contracts to which the Company or any of its Subsidiaries is a party to consummate the transactions contemplated hereby. Each party will cooperate fully (including, without limitation, by providing all information the other party reasonably requests) with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. All filing fees required to be paid in connection with any filing under the HSR Act shall be paid by the Company.

(b) Each party hereto shall promptly inform the other party of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity in respect of the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

4.13 Pre-Closing Information Rights. Until the earlier of the termination of this Agreement pursuant to Article VI or the Closing Date, the Company will permit the authorized representatives of the Purchaser full and free access, at all times during regular working hours, and upon reasonable advance notice, to any of the properties of the Company, including its books and records, and to discuss its affairs, finances and accounts with the Company’s officers, agents and representative.

4.14 Public Announcements. The Company and Purchaser will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statement in respect of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law.

4.15 Termination of Purchaser’s Rights. The Purchaser’s rights and the Company’s obligations under Section 4.1 shall terminate in the event that the Purchaser does not own at least the Minimum Interest.

4.16 Right of First Refusal for New Securities.

(a) The Company hereby grants to the Purchaser a right of first refusal to purchase shares of any New Securities (as defined below) which Company may, from time to time, propose to sell and issue. Such right of first refusal shall allow Purchaser to purchase a pro rata portion of the New Securities proposed to be issued, determined with reference to the aggregate number of outstanding shares of Common Stock held by the Purchaser or its permitted transferees before the proposed issuance of New Securities. The right of first refusal granted hereunder shall terminate if unexercised within 15 Business Days after receipt of the notice described in Section 4.16(b) below. “New Securities” shall mean any authorized but unissued shares, and any treasury shares, of capital stock of Company and all rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” does not include securities issued (i) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services; (ii) pursuant to an underwritten public offering; (iii) pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iv) as consideration in connection with a bona fide business acquisition by the Company; (v) to an entity as a component of any business relationship with such entity for purposes of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Company’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital; or (vi) to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions; provided, that in the case of the foregoing clauses (i), (iv), (v) and (vi), such arrangements shall have been approved by a majority of the Board of Directors of the Company. Prior to commencing any underwritten public offering of securities, the Company shall consult with Purchaser to determine whether Purchaser desires to participate in such capital raising transaction.

(b) If the Company proposes to issue New Securities, it shall give the Purchaser written notice thereof, describing the New Securities, the number thereof to be issued, the purchase price therefor and the terms upon which Company proposes to issue the same. The Purchaser shall have 15 Business Days from the date such notice is given to determine whether to purchase all or any portion of the Purchaser’s pro rata share of such New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the number of New Securities to be purchased.

(c) If the Purchaser has not elected to purchase all of the New Securities proposed to be issued (within the time period for notifying the Company set forth above), then the Company shall have 90 calendar days in which to complete the proposed issuance of the portion of the New Securities not purchased by the Purchaser at a price not less than that contained in the notice previously given to the Purchaser and on terms and conditions not more favorable to the third party than those contained in such notice. If, at the end of such 90-calendar day period, the Company has not completed such issuance of New Securities, the Company shall no longer be permitted to issue such New Securities pursuant to this Section 4.16 without again fully complying with all of the provisions of this Section 4.16.

ARTICLE V

CONDITIONS TO CLOSING

5.1 The Company’s obligation to complete the purchase and sale of the Securities and deliver such stock certificates and Warrants to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company (to the extent legally permissible):

(a) Payment of Purchase Price. The Company shall have received same-day funds in the full amount of the purchase price for the Securities being purchased hereunder;

(b) Representations and Warranties True. The representations and warranties made by the Purchaser shall be true and correct in all material respects as of the Closing, except to the extent such representations and warranties expressly related to any earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date or for changes contemplated by this Agreement;

(c) Compliance with Covenants. The Purchaser shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

(d) Certificate. The Purchaser shall have delivered to the Company a certificate executed by an officer of the Purchaser, dated as of the Closing Date, as to the matters set forth in Sections 5.1(b) and 5.1(c) above;

(e) Registration Rights Agreement. The Purchaser shall have executed and delivered a Registration Rights Agreement in the form of Exhibit C attached hereto (the “Registration Rights Agreement”);

(f) Lau Technologies Lock-Up Agreement. Lau Technologies shall have executed and delivered a Lock-Up Agreement in the form of Exhibit D attached hereto (the “Lau Technologies Lock-Up Agreement”);

(g) Stockholder Approval. The Company shall have received approval from its stockholders of the transactions contemplated by this Agreement (the “Requisite Stockholder Vote”);

(h) Reverse Stock Split. The Company shall have effected a 1-for-2.5 reverse stock split of its Common Stock which, if required, shall be reflected in the Company’s certificate of incorporation to be filed with the Delaware Secretary of State;

(i) Third Party Approvals. All material third party consents and approvals required to be obtained for the transactions contemplated hereby shall have been obtained and effective as of the Closing; and

(j) Chairman Able to Serve. Mr. LaPenta shall remain able on the Closing Date to serve as Chairman of the Board of the Company.

5.2 The Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Securities evidenced thereby shall be subject to the following condition, any one or more of which may be waived by the Purchaser (to the extent legally permissible):

(a) Representations and Warranties True. The representations and warranties made by the Company shall be true and correct in all material respects as of the Closing, except to the extent such representations and warranties expressly related to any earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date or for changes contemplated by this Agreement;

(b) Compliance with Covenants. The Company shall have performed and complied with in all material respects all covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

(c) Certificate. The Company shall have delivered to the Purchaser a certificate executed by the chief executive officer of the Company, dated the Closing Date, as to the matters set forth in Sections 5.2(a) and 5.2(b) above;

(d) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement;

(e) Lau Technologies Lock-Up Agreement. The Company and Lau Technologies shall have executed and delivered the Lau Technologies Lock-Up Agreement;

(f) Shares and Warrants. The Company shall have executed and delivered the Shares and the Warrants to the Purchaser;

(g) Reverse Stock Split. The Company shall have effected a 1-for-2.5 reverse stock split of its Common Stock which, if required, shall be reflected in the Company’s certificate of incorporation as filed with the Delaware Secretary of State;

(h) Litigation. No action, suit, or proceeding shall have been initiated or threatened for the purpose or with the probable or reasonably likely effect of enjoining or preventing the consummation of the transactions contemplated hereby or seeking material damages on account thereof;

(i) Stockholder Approval. The Company shall have received the Requisite Stockholder Vote;

(j) Board of Directors. Each of the Purchaser Designees shall have been duly nominated and elected to the Board of Directors of the Company, and immediately after the Closing the entire Board of Directors shall consist of no more than twelve (12) board members;

(k) HSR Act. All applicable waiting periods, if any, in respect of the transactions contemplated hereby under the HSR Act shall have expired or terminated;

(l) Expenses. The Company shall have paid certain costs and expenses of Purchaser incurred prior to Closing in accordance with Section 8.3 hereof;

(m) Nasdaq Approvals. The Company shall have provided appropriate notice to Nasdaq with respect to the Shares, such that the Shares are eligible for trading on Nasdaq;

(n) Third Party Approvals. All material third party consents and approvals required to be obtained for the transactions contemplated hereby shall have been obtained and effective as of the Closing;

(o) Strategic Committee Charter. The Board shall have approved and adopted the Strategic Committee Charter in the form attached hereto as Exhibit E; and

(p) Chairman Able to Serve. Mr. LaPenta shall remain able on the Closing Date to serve as Chairman of the Board of the Company.

ARTICLE VI

TERMINATION

6.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Purchaser and the Company;

(b) by the Purchaser, if the Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct to the extent set forth in Sections 5.2(a) and (b), and such breach, failure or misrepresentation is not cured to the Purchaser’s reasonable satisfaction within 10 days after the Purchaser gives the Company written notice identifying such breach, failure or misrepresentation;

(c) by the Company, if the Purchaser shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or any of the representations and warranties of the Purchaser set forth in this Agreement shall not be true and correct to the extent set forth in Sections 5.1(b) and (c), and such breach, failure or misrepresentation is not cured to the Company’s reasonable satisfaction within 10 days after the Company gives the Purchaser written notice identifying such breach, failure or misrepresentation;

(d) by the Purchaser, if the conditions set forth in Section 5.2 become incapable of satisfaction;

(e) by the Company, if the conditions set forth in Section 5.1 become incapable of satisfaction;

(f) by the Purchaser, or the Company, if the Closing shall not have occurred on or before March 31, 2006 or such other date, if any, as the Purchaser and the Company may agree in writing, except to the extent that the failure to consummate the transactions arises out of or results from the material breach of the party seeking to terminate;

(g) by the Purchaser, if, at any time prior to the Company Stockholders’ Meeting, the Company’s Board of Directors shall have failed to make or withdrawn its recommendation to the stockholders that they approve of the sale of the Shares contemplated hereby; or

(h) by the Purchaser, if the Company shall have materially breached its obligations under Section 4.7 above.

6.2 Effect of Termination.

(a) In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability or obligation to Purchaser or the Company, including any liability for a breach of this Agreement prior to the effective date of such termination, except as specifically provided in the remaining provisions of this Section 6.2, which shall be the parties’ sole remedy in the event of any termination of this Agreement or if the Closing does not otherwise occur (whether due to a party’s breach, the failure of a condition to be satisfied or for any other reason).

(b) If this Agreement is terminated under Section 6.1(c), the Purchaser shall pay to the Company, within three Business Days of such termination, (i) the Termination Fee plus (ii) up to $1,000,000 of the actual out-of-pocket expenses of the Company relating to the transactions contemplated hereby.

(c) If this Agreement is terminated under Section 6.1(b), (g) or (h), the Company shall pay to the Purchaser, within three Business Days of such termination, (i) the Termination Fee plus (ii) up to $1,000,000 of the actual out-of-pocket expenses of the Purchaser relating to the transactions contemplated hereby.

(d) For purposes of this Agreement, the “Termination Fee” shall mean the sum of $4,000,000.

ARTICLE VII

INDEMNIFICATION

7.1 Survival. The representations, warranties, covenants and agreements contained herein shall survive the Closing and any investigation or finding made by or on behalf of the Purchaser or the Company. No action for a breach of the representations and warranties contained herein shall be brought more than 18 months following the Closing Date, except for claims of which Company has been notified with reasonable specificity by the Purchaser, or claims of which the Purchaser has been notified with reasonable specificity by the Company, within such 18-month period.

7.2 Limits on Claims. The parties’ indemnification obligations under this Agreement shall be subject to the following:

(a) Neither party shall have any obligation to indemnify or hold harmless the other party unless, and only to the extent that, the aggregate amount of Losses incurred by the such other party exceeds $1,000,000;

(b) Neither party shall have any obligation to make indemnification payments hereunder that exceed in the aggregate $15,000,000;

(c) Neither party shall have any obligation to indemnify the other party for consequential damages, punitive or exemplary damages, special damages, lost profits, unrealized expectations or other similar items, nor shall any damages be calculated using a “multiplier” or any other similar method having a similar effect.

In determining the foregoing thresholds and in otherwise determining the amount of any Losses for which a party is entitled to assert a claim for indemnification hereunder, the amount of any such Losses shall be determined (i) disregarding any materiality, Material Adverse Effect or similar qualifiers contained in this Agreement or any other Transaction Document or in any other certificate or document delivered pursuant to this Agreement, (ii) after deducting therefrom the amount of any insurance proceeds (after giving effect to any applicable deductible or retention), and other third party recoveries actually received by such party in respect of such Losses (which proceeds and recoveries each party agrees to use commercially reasonable efforts to obtain), and (iii) net of the amount of any tax benefit (reduced by the amount of taxes paid or payable by the indemnified party which are attributable to the receipt of the indemnification payment, insurance proceeds or third party recoveries) actually realized related thereto. If an indemnification payment is received by a party, and such party later receives insurance proceeds, other third party recoveries, or actually received any tax benefits, in respect of the related Losses, such party shall immediately pay to the indemnifying party a sum equal to the lesser of (y) the actual amount of such insurance proceeds, or other third party recoveries, and tax benefits (reduced by the amount of taxes paid or payable by the indemnified party which are attributable to the receipt of the indemnification payment, insurance proceeds or third party recoveries) or (z) the actual amount of the indemnification payment previously paid by the indemnifying party with respect to such Losses.

7.3 Indemnification by the Company. From and after the Closing Date, subject to any applicable limitations set forth in Section 7.1 and Section 7.2, the Company shall indemnify and hold the Purchaser and its affiliates, and their respective officers, directors, stockholders, partners, managers, members, employees, agents, and representatives (the “Purchaser Indemnified Parties”) harmless from and against all claims, liabilities, obligations, costs, damages, losses and expenses (including reasonable attorneys fees) of any nature (each a “Loss” and collectively, “Losses”) arising out of or relating to any breach or violation of the representations, warranties, covenants or agreements of the Company set forth in this Agreement or any other Transaction Document or in any other certificate or document delivered by the Company pursuant to this Agreement (in each case disregarding for this purpose any materiality, Material Adverse Effect or similar qualifiers contained herein or therein).

7.4 Indemnification by the Purchaser. From and after the Closing Date, subject to any applicable limitations set forth in Section 7.1 and Section 7.2, the Purchaser shall indemnify and hold the Company and its affiliates, and their respective officers, directors, stockholders, partners, managers, members, employees, agents, and representatives (the “Company Indemnified Parties”) harmless from and against all Losses arising out of or relating to any breach or violation of the representations, warranties, covenants or agreements of the Purchaser set forth in this Agreement or any other Transaction Document or in any other certificate or document delivered by the Purchaser pursuant to this Agreement (in each case disregarding for this purpose any materiality, material adverse effect or similar qualifiers contained herein or therein).

7.5 Procedure for Indemnification. Any party making a claim for indemnification hereunder shall promptly notify the indemnifying party of the claim in writing, describing the claim in reasonable detail, the amount thereof, and the basis therefor; provided, however, that the failure to provide prompt notice shall not relieve the indemnifying party of its indemnification obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give such prompt notice. The party from whom indemnification is sought shall respond to each such claim within thirty (30) days of receipt of such notice. No action shall be taken pursuant to the provisions of this Agreement or otherwise by the party seeking indemnification until the later of (i) the expiration of the 30-day response period (unless reasonably necessary to protect the rights of the party seeking indemnification), or (ii) 30 days following the termination of the 30-day response period if a response, received within such 30-day period by the party seeking indemnification, requests an opportunity to cure the matter giving rise to indemnification (and, in such event, the amount of such claim for indemnification shall be reduced to the extent so cured).

7.6 Remedies Exclusive. Subject to Sections 4.1(h) and 4.9 hereof, the remedies provided in this Article VII shall be the exclusive remedies of the parties hereto after the Closing in connection with the transactions contemplated by this Agreement, including without limitation any breach or non-performance of any representation, warranty, covenant or agreement contained herein or in any other Transaction Document or in any other certificate or document delivered pursuant to this Agreement. Subject to Sections 4.1(h) and 4.9 hereof, no party may commence any suit, action or proceeding against any other party hereto with respect to the subject matter of this Agreement, whether in contract, tort or otherwise, except to enforce such party’s express rights under this Article VII.

7.7 Right of Set-Off. If the indemnifying party has not satisfied in cash any indemnification obligation owed by them hereunder, the party seeking indemnification may, at its discretion, satisfy the unpaid portion of such obligation by, to the extent permitted by law, setting-off against any amounts due and owing from the party seeking indemnification to the indemnifying party.

7.8 No Double Recovery. Notwithstanding the fact that any party may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement or another agreement entered into in connection herewith in respect of any fact, event, condition or circumstance, no party shall be entitled to recover the amount of any Losses suffered by such party more than once under all such agreements in respect of such fact, event, condition or circumstance.

ARTICLE VIII

MISCELLANEOUS

8.1 Broker’s Fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser other than USBX Advisory Services and Janney Montgomery Scott LLC.

8.2 Assignment. This Agreement and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other party hereto; provided, however, that Purchaser may, without obtaining the prior written consent of the Company, assign, delegate, or otherwise transfer its rights and obligations hereunder to any Affiliate of Purchaser (provided that in such case Purchaser shall not be relieved of its obligations hereunder). The Company shall execute such acknowledgements of such assignments and collateral assignments in such forms as Purchaser may from time to time reasonably request. Any attempted assignment, delegation, or transfer in violation of this Section 8.2 shall be void and of no force or effect. “Affiliate” means, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person or any of its Subsidiaries, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.

8.3 Expenses. Whether or not the transactions contemplated hereby are consummated, (a) the legal, accounting, financing and due diligence expenses incurred by the Purchaser in connection with such transactions will be borne by the Purchaser and (b) the legal and other costs and expenses incurred by the Company in connection with the transactions contemplated hereby will be borne by the Company; provided however that upon the Closing, the Company shall pay one-half of the Purchaser’s actual, out-of-pocket third party fees and expenses up to a maximum of $500,000.

8.4 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:

Viisage Technology, Inc.

296 Concord Road, Third Floor

Billerica, MA 01821

Attention: President

with copies to:

Viisage Technology, Inc.

296 Concord Road, Third Floor

Billerica, MA 01821

Attention: General Counsel

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

Attention: Charles J. Johnson, Esq.

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to the Purchaser, to:

L-1 Investment Partners LLC

177 Broad Street

Stamford, CT 06901

Attention: Chairman

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Marita A. Makinen, Esq.

or at such other address as may have been furnished to the Company in writing.

8.5 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchaser.

8.6 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

8.7 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware with respect to Sections 4.1, 4.7, 4.8, 4.11 and 4.16 only, and otherwise the laws of the State of New York, without giving effect to the principles of conflicts of laws.

8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

8.10 Entire Agreement. This Agreement, the attached exhibits and schedules, the Non-Disclosure Agreement effective as of June 15, 2005, and the other agreements, documents and instruments contemplated hereby and referenced herein contain the entire understanding of the parties, and there are no further or other agreements or understanding, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

8.11 Press Releases. Press releases shall be mutually agreed upon by the Company and the Purchaser before they are externally distributed.

8.12 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (other than the Purchaser Indemnified Parties and the Company Indemnified Parties).

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:
VIISAGE TECHNOLOGY, INC.

By	/S/ DENIS K. BERUBE
Name:	Denis K. Berube
Title:	Chairman of the Board

PURCHASER:
L-1 INVESTMENT PARTNERS LLC

By	/S/ ROBERT LAPENTA
Name:	Robert LaPenta
Title:	Chairman and CEO

Annex B

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

VIISAGE TECHNOLOGY, INC.

COMMON STOCK PURCHASE WARRANT

3,200,000 SHARES

Warrant No. [ ]	Dated: [CLOSING DATE]

1. Number of Shares Subject to Warrant. FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, L-1 Investment Partners LLC (the “Holder”) is entitled to purchase from Viisage Technology, Inc., a Delaware corporation (the “Company”), up to Three Million Two Hundred Thousand (3,200,000) shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share equal to Five Dollars and Fifty Cents ($5.50) per share (the “Warrant Price”), upon exercise of this Common Stock Purchase Warrant (the “Warrant”) pursuant to the provisions set forth herein.

This Warrant is issued pursuant to that certain Investment Agreement dated as of October 5, 2005 between the Company and the Holder (the “Investment Agreement”). The Holder is subject to certain restrictions and entitled to certain rights as set forth in the Investment Agreement and that certain Registration Rights Agreement of even date herewith by and among the Company and the Holder (the “Registration Rights Agreement”).

2. Exercisability.

(a) Subject to Sections 2(b), 4, 7 and 8, this Warrant shall be exercisable for that number of Warrant Shares determined by multiplying (i) the aggregate number of Warrant Shares issuable hereunder by (ii) a fraction, the numerator of which is the Cumulative Transaction Value (as defined below) and the denominator of which is $125 million. For purposes of this Warrant, the “Cumulative Transaction Value” as of any given date shall mean the aggregate Consideration (as defined below) paid to acquisition targets in Qualified Transactions (as defined below) as of such date. The “Consideration” paid in a Qualified Transaction shall be the total fair market value (on the date of payment) of all consideration paid by the Company to an acquisition target or its security holders in connection with a Qualified Transaction, plus the principal amount of any long-term indebtedness for borrowed money of such acquisition target assumed by the Company. The fair market value of any securities (whether debt or equity) or other property paid to an acquisition target shall be determined under the merger or other acquisition agreement between the Company and the acquisition target, or if not provided for therein, shall be as follows: (i) the value of securities that are freely tradable in an established public market will be determined on the basis of the average closing market prices on the twenty trading days prior to the public announcement of the Qualified Transaction; and (ii) the value of securities that are not freely tradable or have no established public market, and the value of consideration that consists of other property, shall be the fair market value as determined in good faith by the Board of Directors of the Company. A “Qualified Transaction” shall be of the following: (i) a sale, lease, license, exchange, conveyance or other disposition of all or substantially all of an acquisition target’s property or business to the Company, it being understood that for purposes of this clause (i), an acquisition target may be a division or line of business of any entity (ii) a merger of an acquisition target into, or its consolidation with, the Company such that the Company is the surviving entity or (iii) any transaction (including a merger or other reorganization) or series of related transactions, in which the Company acquires more than 50% of the voting power of an acquisition target.

(b) Notwithstanding anything herein to the contrary, immediately prior to a Change of Control, this Warrant shall become fully exercisable with respect to all the Warrant Shares. For purposes of this Warrant, a “Change of Control” shall mean the consummation of any of the following transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the property or business of the Company, (ii) the merger of the Company into or its consolidation with any other entity in which the Company is not the surviving entity (other than a wholly-owned subsidiary of the Company) or (iii) any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of or (iv) individuals who, immediately after giving effect to the Closing, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be an Incumbent Director.

3. Adjustment of Exercise Price and Number of Shares. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor are subject to adjustment upon the occurrence of the following events:

(a) Adjustment for Subdivisions, Stock Dividends and Combinations. In case the Company shall at any time subdivide the outstanding shares of the Common Stock or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased. In case the Company shall at any time combine the outstanding shares of the Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased. In each of the foregoing cases, the adjustment shall be effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

(b) Reclassifications, Exchanges, Substitutions, In-Kind Distributions. Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than shares of Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(d) Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

4. Termination. This Warrant shall terminate and no longer be exercisable at 5:00 p.m., Boston time, on [THREE-YEAR ANNIVERSARY OF CLOSING DATE].

5. No Shareholder Rights. This Warrant, by itself, as distinguished from any Warrant Shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

6. Reservation of Stock. The Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares issuable upon the exercise or conversion of this Warrant.

7. Exercise of Warrant. Subject to Sections 2, 4, and 8, this Warrant may be exercised in whole or in part by the Holder, at any time from and after the date hereof and prior to the termination of this Warrant, by the surrender of this Warrant at the principal office of the Company, together with the Notice of Exercise (attached hereto as Attachment 1) and, in the event the Warrant or the Warrant Shares shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”), the Investment Representation Letter (attached hereto as Attachment 2), each duly completed and executed, specifying that portion of the Warrant that is to be exercised and accompanied by payment in full of the Warrant Price by wire transfer or certified check with respect to the Warrant Shares being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise.

8. Change of Control Transactions. Prior to a Change of Control, the Company shall send a written notice of the same to the Holder. The Holder shall have twenty (20) days from the date of such notice to exercise this Warrant in accordance with Section 7. If within such twenty (20) day period any portion of this Warrant shall not have been exercised, then, upon the consummation of the Change of Control, the unexercised portion of the Warrant shall be deemed forfeited.

9. Charges, Taxes and Expenses. The Company shall cause the issuance and delivery of certificates for the Warrant Shares to the Holder without charge for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

10. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new warrant (the “New Warrant”), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

11. Transfer of Warrant. This Warrant and the Warrant Shares issuable upon exercise of this Warrant shall be freely transferable, subject to compliance with this Section 11, the Investment Agreement, the Registration Rights Agreement and all applicable laws, including, but not limited to the Securities Act. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Shares, this Warrant or the Warrant Shares, as applicable, shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Shares as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act (provided that, in the event that the Warrant or Warrant Shares are to be transferred to an affiliate of the Holder, no such written opinion of such Holder’s counsel shall be required; provided further that, the Holder and/or the proposed transferee shall provide any documentation and/or back-up certificates reasonably requested by counsel to the Company in order that counsel to the Company may render any opinion as may be required by the Company’s transfer agent), (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company and substantially in the form attached as Attachment 2 hereto and (iii) in the event that the Holder has elected to transfer registration rights to such transferee, the transferee shall agree in writing to be bound by all of the terms and obligations under, and to receive all of the benefits under, the Registration Rights Agreement as a holder of Warrant Shares thereunder.

12. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:

Viisage Technology, Inc.

296 Concord Road, Third Floor

Billerica, MA 01821

Attention: General Counsel

with a copy to:

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

Attention: Charles J. Johnson, Esq.

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to the Purchaser, to:

L-1 Investment Partners, LLC

177 Broad Street,

Stamford, CT 06901

Attention: Chairman

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue,

New York, NY 10153

Attention: Marita A. Makinen, Esq.

or at such other address as may have been furnished to the Company in writing.

13. Amendments. Neither this Warrant nor any term hereof may be amended or waived orally, but only by an instrument in writing signed by the Company and the Holder.

14. Governing Law. This Warrant shall be governed by the laws of the State of Delaware, without giving effect to any conflict of laws principles to the contrary.

15. Headings. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representatives as of the day and year first above written.

VIISAGE TECHNOLOGY, INC.

By
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

ATTACHMENT 1

NOTICE OF EXERCISE

TO: VIISAGE TECHNOLOGY, INC.

1. The undersigned hereby elects to purchase              shares of the Common Stock of Viisage Technology, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of $             in full, together with all applicable transfer taxes.

2. Please issue a certificate or certificates representing said shares of Common Stock, or such other security issuable upon exercise of the Warrant, in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

By:

Name:

Title:

Date:

[NOTICE OF EXERCISE]

ATTACHMENT 2

INVESTMENT REPRESENTATION STATEMENT

Warrant Shares (as defined in the attached Warrant)

of

Viisage Technology, Inc.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to Viisage Technology, Inc. (the “Company”) as follows:

(a) The securities to be received upon the exercise of the Warrant (the “Warrant Shares”) will be acquired for investment for its own account; not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Warrant Shares issuable upon exercise of the Warrant.

(b) The undersigned understands that the Warrant Shares issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) The undersigned agrees that until the underlying Warrant Shares are subject to an effective registration statement, in no event will it make a disposition of any Warrant Shares acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and (ii) it shall have either (A) furnished the Company with an opinion of counsel satisfactory to the Company and Company’s counsel to the effect that appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and the proposed transfer will not violate any of said laws, or (B) provided such other evidence reasonable satisfactory to the Company that the proposed transfer will not violate any of said laws.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e) The undersigned acknowledges that the Warrant Shares issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:

By:
Name:
Title:

[INVESTMENT REPRESENTATION STATEMENT]

Annex C

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

VIISAGE TECHNOLOGY, INC.

COMMON STOCK PURCHASE WARRANT

800,000 SHARES

Warrant No. [ ]	Dated: [CLOSING DATE]

1. Number of Shares Subject to Warrant. FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, L-1 Investment Partners LLC (the “Holder”) is entitled to purchase from Viisage Technology, Inc., a Delaware corporation (the “Company”), up to Eight Hundred Thousand (800,000) shares (the “Warrant Shares”) of the Company’s common stock, par value 0.001 per share (the “Common Stock”), at a price per share equal to Five Dollars and Fifty Cents ($5.50) per share (the “Warrant Price”), upon exercise of this Common Stock Purchase Warrant (the “Warrant”) pursuant to the provisions set forth herein.

This Warrant is issued pursuant to that certain Investment Agreement dated as of October 5, 2005 between the Company and the Holder (the “Investment Agreement”). The Holder is subject to certain restrictions and entitled to certain rights as set forth in the Investment Agreement and that certain Registration Rights Agreement of even date herewith by and among the Company and the Holder (the “Registration Rights Agreement”).

2. Exercisability.

(a) This Warrant shall become exercisable as to (i) Five Hundred and Thirty Three Thousand Three Hundred Thirty Three (533,333) Warrant Shares if and when the Company’s gross revenues in any four consecutive quarters, as reported on the Company’s Form 10-K or 10-Q filed with the Securities and Exchange Commission (the gross revenues for such four-quarter period, the “Gross Revenues”), are equal to or greater than Two Hundred Million Dollars ($200,000,000), and (ii) Two Hundred Sixty Six Thousand Six Hundred Sixty Seven (266,667) Warrant Shares if and when the Gross Revenues are equal to or greater than Three Hundred Million Dollars ($300,000,000), in each instance effective as of the filing date of the Form 10-K or 10-Q with the Securities and Exchange Commission.

(b) Notwithstanding anything herein to the contrary, immediately prior to a Change of Control, this Warrant shall become fully exercisable with respect to all the Warrant Shares. For purposes of this Warrant, a “Change of Control” shall mean the consummation of any of the following transactions: (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the property or business of the Company, (ii) the merger of the Company into or its consolidation with any other entity in which the Company is not the surviving entity (other than a wholly-owned subsidiary of the Company), (iii) any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of or (iv) individuals who, immediately after giving effect to the Closing, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be an Incumbent Director.

3. Adjustment of Exercise Price and Number of Shares. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor are subject to adjustment upon the occurrence of the following events:

(a) Adjustment for Subdivisions, Stock Dividends and Combinations. In case the Company shall at any time subdivide the outstanding shares of the Common Stock or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased. In case the Company shall at any time combine the outstanding shares of the Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares for which this Warrant may be exercised immediately prior to such combination shall be proportionately decreased. In each of the foregoing cases, the adjustment shall be effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

(b) Reclassifications, Exchanges, Substitutions, In-Kind Distributions. Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than shares of Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(d) Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

4. Termination. This Warrant shall terminate and no longer be exercisable at 5:00 p.m., Boston time, on [THREE-YEAR ANNIVERSARY OF CLOSING DATE].

5. No Shareholder Rights. This Warrant, by itself, as distinguished from any Warrant Shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

6. Reservation of Stock. The Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares issuable upon the exercise or conversion of this Warrant.

7. Exercise of Warrant. Subject to Sections 2, 4, and 8, this Warrant may be exercised in whole or in part by the Holder, at any time from and after the date hereof and prior to the termination of this Warrant, by the surrender of this Warrant at the principal office of the Company, together with the Notice of Exercise (attached hereto as Attachment 1) and, in the event the Warrant or the Warrant Shares shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”), the Investment Representation Letter (attached hereto as Attachment 2), each duly completed and executed, specifying that portion of the Warrant that is to be exercised and accompanied by payment in full of the Warrant Price by wire transfer or certified check with respect to the Warrant Shares being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise.

8. Change of Control Transactions. Prior to a Change of Control, the Company shall send a written notice of the same to the Holder. The Holder shall have twenty (20) days from the date of such notice to exercise this Warrant in accordance with Section 7. If within such twenty (20) day period any portion of this Warrant shall not have been exercised, then, upon the consummation of the Change of Control, the unexercised portion of the Warrant shall be deemed forfeited.

9. Charges, Taxes and Expenses. The Company shall cause the issuance and delivery of certificates for the Warrant Shares to the Holder without charge for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

10. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new warrant (the “New Warrant”), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

11. Transfer of Warrant. This Warrant and the Warrant Shares issuable upon exercise of this Warrant shall be freely transferable, subject to compliance with this Section 11, the Investment Agreement, the Registration Rights Agreement and all applicable laws, including, but not limited to the Securities Act. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Shares, this Warrant or the Warrant Shares, as applicable, shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Shares as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act (provided that, in the event that the Warrant or Warrant Shares are to be transferred to an affiliate of the Holder, no such written opinion of such Holder’s counsel shall be required; provided further that, the Holder and/or the proposed transferee shall provide any documentation and/or back-up certificates reasonably requested by counsel to the Company in order that counsel to the Company may render any opinion as may be required by the Company’s transfer agent), (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company and substantially in the form attached as Attachment 2 hereto and (iii) in the event that the Holder has elected to transfer registration rights to such transferee, the transferee shall agree in writing to be bound by all of the terms and obligations under, and to receive all of the benefits under, the Registration Rights Agreement as a holder of Warrant Shares thereunder.

12. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:

Viisage Technology, Inc.

296 Concord Road, Third Floor

Billerica, MA 01821

Attention: General Counsel

with a copy to:

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

Attention: Charles J. Johnson, Esq.

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)	if to the Purchaser, to:

L-1 Investment Partners, LLC

177 Broad Street,

Stamford, CT 06901

Attention: Chairman

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue,

New York, NY 10153

Attention: Marita A. Makinen, Esq.

or at such other address as may have been furnished to the Company in writing.

13. Amendments. Neither this Warrant nor any term hereof may be amended or waived orally, but only by an instrument in writing signed by the Company and the Holder.

14. Governing Law. This Warrant shall be governed by the laws of the State of Delaware, without giving effect to any conflict of laws principles to the contrary.

15. Headings. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representatives as of the day and year first above written.

VIISAGE TECHNOLOGY, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

ATTACHMENT 1

NOTICE OF EXERCISE

TO: VIISAGE TECHNOLOGY, INC.

1. The undersigned hereby elects to purchase              shares of the Common Stock of Viisage Technology, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of $             in full, together with all applicable transfer taxes.

2. Please issue a certificate or certificates representing said shares of Common Stock, or such other security issuable upon exercise of the Warrant, in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

By:

Name:

Title:

Date:

[NOTICE OF EXERCISE]

ATTACHMENT 2

INVESTMENT REPRESENTATION STATEMENT

Warrant Shares (as defined in the attached Warrant)

of

Viisage Technology, Inc.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to Viisage Technology, Inc. (the “Company”) as follows:

(a) The securities to be received upon the exercise of the Warrant (the “Warrant Shares”) will be acquired for investment for its own account; not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Warrant Shares issuable upon exercise of the Warrant.

(b) The undersigned understands that the Warrant Shares issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) The undersigned agrees that until the underlying Warrant Shares are subject to an effective registration statement, in no event will it make a disposition of any Warrant Shares acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) it shall have either (A) furnished the Company with an opinion of counsel satisfactory to the Company and Company’s counsel to the effect that appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and the proposed transfer will not violate any of said laws, or (B) provided such other evidence reasonable satisfactory to the Company that the proposed transfer will not violate any of said laws.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e) The undersigned acknowledges that the Warrant Shares issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:

By:
Name:
Title:

[INVESTMENT REPRESENTATION STATEMENT]

Annex D

USBX Advisory Services LLC

The Water Garden

2425 Olympic Boulevard, Suite 500 East

Santa Monica, CA 90404

October 5, 2005

Board of Directors of Viisage Technology Inc.

c/o Viisage Technology Inc.

296 Concord Road, Third Floor

Billerica, MA 01821

Attention: Special Committee of the Board of Directors

Dear Sirs:

We understand that Viisage Technology Inc. (the “Company”) is considering entering into a transaction (the “Transaction”) pursuant to which it will sell to L-1 Investment Partners (the “Investor”) 19,047,619 shares of the Company’s Common Stock (“Shares”) at a price of $5.25 per share (the “Per Share Price”) for a total capital investment of $100,000,000 (the Capital Investment”). Under the terms of the agreement to effect the transaction, the Company will grant the Investor warrants to purchase an aggregate of 4,000,000 shares of the Company’s Common Stock (the “Warrants”) at a strike price of $5.50 per share (the “Strike Price”). The Warrants have a term of three years and we assume for the purposes of this Opinion that they fully vest. For the purposes of this letter, “Consideration” shall mean the value of the Capital Investment net of the value of the Warrants.

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, of the Consideration. We are not opining on, and this Opinion does not constitute an opinion with respect to, the Company’s underlying business decision to effect the Transaction, any legal, tax or accounting issues concerning the Transaction, or any terms of the Transaction (other than with respect to the number of Shares, the Per Share Price, the Strike Price and the term and number of Warrants as specifically provided above), including, without limitation, terms concerning the use of proceeds, the vesting and exercisability of the Warrants, and control or governance of the Company or its board of directors following the consummation the Transaction. Without limiting the generality of the foregoing, for purposes of this Opinion, we have assumed that the Transaction does not constitute a change of control of the Company.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. Reviewed the Company’s annual reports to shareholders on Form 10-K for the three fiscal years ended December 31, 2004 and all 10-Q filings since the date of the Company’s most recent 10-K (December 31, 2004);

2. Reviewed financial forecasts and projections prepared by the Company’s management;

3. Reviewed the Company’s proxy statement on Form DEF 14-A dated September 7, 2005;

4. Reviewed copies of the Investment Agreement between the Company and the Investor (the “Agreement”) and form of Warrant;

5. Reviewed relevant information disclosures made by the Company to the Investor during the course of the due diligence inquiries of which we were aware;

Special Committee of the Board of Directors

Viisage Technology Inc.

October 5, 2005

6. Met with the key members of the senior management from the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with outside counsel to discuss all known material matters;

7. Visited certain facilities and business offices of the Company;

8. Participated in certain briefings given by the Company to the Investor;

9. Reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company and the terms of recent transactions that we consider comparable to the Transaction, including, without limitation, publicly available prices and premiums paid; and

10. Conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have assumed, without independent verification, that the financial forecasts and projections provided to us, and upon which we have relied, have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that such projections provide a reasonable basis for our Opinion. During the course of our representation of the Company, no facts have actually come to our attention that would cause us to believe that such assumptions are invalid as a whole. We have also assumed that there has been no material change in the assets, financial condition or business of the Company since the date of the most recent financial statements made available to us. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have also assumed that the transactions contemplated by the Agreement will be consummated as described in the Agreement in the form reviewed by us and that all representations and warranties therein of the parties thereto are true and accurate in all respects.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not met with knowledgeable representatives of the Company’s independent accounting firm. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion.

We have provided certain advisory services to the Board of Directors of the Company in connection with the Transaction and may receive a fee for such services if the Transaction is consummated. We will receive a fee for providing this Opinion. We do not actively trade the debt or equity securities of the Company for our own accounts or for the accounts of customers. We are regularly engaged in a broad range of investment banking and financial advisory activities, including activities relating to corporate finance, mergers and acquisitions, leveraged buyouts and private placements.

This letter is intended for the benefit and use of the Board of Directors of the Company but does not constitute a recommendation to any director as to how such director should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent.

Special Committee of the Board of Directors

Viisage Technology Inc.

October 5, 2005

Based upon the foregoing, including the various assumptions and limitations set forth herein, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration is fair to the Company and its shareholders from a financial point of view.

USBX ADVISORY SERVICES LLC

/S/ H. BROOKS DEXTER
H. Brooks Dexter
Senior Managing Director

Annex E

FOURTH CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

VIISAGE TECHNOLOGY, INC.

Viisage Technology, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1. The name of the Corporation is Viisage Technology, Inc.

2. The Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on May 23, 1996. The original Certificate of Incorporation was restated by a Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 13, 1996, which was amended by a Certificates of Amendment filed with the Secretary of State of Delaware on May 9, 2001, December 19, 2001, and June 15, 2004 (as amended, the “Certificate of Incorporation”). This Certificate of Amendment amends the provisions of the Certificate of Incorporation, and has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. The Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation is hereby amended by changing Section 1 of Article IV thereof so that, as amended, said Section shall be and read as follows:

“Section 1. Number of Shares.

The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Seventy-Seven Million (77,000,000) of which (a) Seventy-Five Million (75,000,000) shall be Common Stock, $0.001 par value per share (the “Common Stock”), and (b) Two Million (2,000,000) shall be Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

Upon the filing date of this Fourth Certificate of Amendment of the Restated Certificate of Incorporation (the “Effective Date”), a one (1) for two and a half (2.5) reverse stock split of the Corporation’s issued and outstanding Common Stock shall become effective, pursuant to which each two and a half (2.5) shares of Common Stock, $0.001 par value, outstanding and held of record by each stockholder of the Corporation (excluding treasury shares) immediately prior to the Effective Date shall be reclassified and combined into one (1) share of Common Stock, $0.001 par value, automatically and without any action by the holder thereof upon the Effective Date, and shall represent one share of Common Stock from and after the Effective Date. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which each stockholder would otherwise be entitled, the Corporation shall pay cash to such holder equal to such fraction multiplied by the fair market value (as of the Effective Date) of the Common Stock, as determined by the Board of Directors of the Corporation (the “Board of Directors”).

As set forth in this Article IV, the Board of Directors is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

The Board of Directors is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation, of any class, which may have been authorized but not issued or otherwise reserved for issue, to such person or persons and for such lawful consideration (including property or services at their fair value), as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.”

[Signature appears on following page.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its Secretary on                     , 2005.

VIISAGE TECHNOLOGY, INC.

Charles J. Johnson, Secretary

DETACH HERE

PROXY

VIISAGE TECHNOLOGY, INC.

296 Concord Road, Third Floor,

Billerica, Massachusetts

Proxy Solicited by the Board of Directors

of Viisage Technology, Inc.

for Special Meeting of Stockholders

December 16, 2005

The undersigned hereby appoints as proxies Bernard C. Bailey, Elliot J. Mark and Charles J. Johnson, and each of them or such other persons as the Board of Directors of Viisage Technology, Inc. (the “Company”) may designate, with full power of substitution. The undersigned hereby authorizes the above appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on November 11, 2005 at the Special Meeting of Stockholders to be held on Friday, December 16, 2005, at 10:00 a.m. at the offices of Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts, and any adjournments or postponements thereof.

This proxy when properly executed will be voted as directed. If no direction is given, the proxy will be voted FOR proposals one and two, and in accordance with the proxy holders’ discretion respecting any other matters as may properly come before the meeting.

Please mark, date, sign and return this proxy card promptly.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VIISAGE TECHNOLOGY, INC.

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance and sale to L-1 Investment Partners LLC, pursuant to the Investment Agreement between Viisage Technology, Inc. and L-1 dated October 5, 2005, of 19,047,619 shares of Viisage common stock at $5.25 per share and warrants exercisable for 4,000,000 shares of Viisage common stock at $5.50 per share.	☐	☐	☐
2.	To amend the Restated Certificate of Incorporation of Viisage Technology, Inc. to effect a 1-for-2.5 reverse split of the issued and outstanding shares of Viisage common stock.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.

Signature:	_______________________ Date: ______________ Signature: _______________________ Date: ______________